                                                                     EXHIBIT 2.1

                      RESTRUCTURING AND MERGER AGREEMENT


                                 BY AND AMONG

                      WASHINGTON CONSTRUCTION GROUP, INC.

                                      AND

                         MORRISON KNUDSEN CORPORATION



                              DATED: MAY 28, 1996

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE 1
                            PLAN OF REORGANIZATION
1.1       Terms of the Plan................................................   2
1.2       Support of the Plan from Creditors...............................   2
1.3       Preparation of the Disclosure Statement and Solicitation of
          Acceptances of the Plan..........................................   2
1.4       Preparation of Chapter 11 Petitions and First Day Orders.........   3
1.5       Commencement of Cases Under Chapter 11...........................   3
1.6       Post-Petition Solicitation of Acceptances of the Plan from
          Stockholders.....................................................   3
1.7       Confirmation of the Plan.........................................   4
1.8       Effective Date...................................................   4
1.9       DIP Facility.....................................................   4

                                   ARTICLE 2
                         ACTIONS ON THE EFFECTIVE DATE

2.1       Actions by the Purchaser and the Company on the Effective
          Date.............................................................   5
2.2       Employment Agreements............................................   6
2.3       Board of Directors...............................................   6

                                   ARTICLE 3
                     THE MERGER; CONVERSION OF SECURITIES

3.1       The Merger.......................................................   6
3.2       Effects of the Merger............................................   7
3.3       Certificate of Incorporation and Bylaws..........................   7
3.4       Conversion of Securities.........................................   7
3.5       Fractional Surviving Corporation Warrants........................   7
3.6       Exchange of Certificates.........................................   8
3.7       Cancellation.....................................................   8
3.8       Purchaser Common Stock...........................................   8
3.9       Corporate Name...................................................   8

                                      (i)

                                                                           Page
                                                                           ----

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1       Organization, Good Standing and Authority........................   9
4.2       Binding Agreement................................................   9
4.3       Capitalization...................................................   9
4.4       Subsidiaries.....................................................  10
4.5       No Violation.....................................................  10
4.6       Exchange Act Reports and Financial Statements....................  10
4.7       Information in Disclosure Statement..............................  11
4.8       Information Provided for Purchaser Proxy Statement...............  11
4.9       Consents and Approvals...........................................  12
4.10      No Brokers.......................................................  12
4.11      Insurance........................................................  12
4.12      Labor Matters....................................................  13
4.13      Employee Benefit Plans...........................................  13
          (a)  Identification of Plans.....................................  13
          (b)  Representations Applicable to Pension Benefit Plans.........  14
          (c)  Representations with Respect to Multiemployer Plans.........  15
          (d)  Representations with Respect to Welfare Benefit Plans.......  16
          (e)  General Representations With Respect to Benefit Plans.......  16
          (f)  Disclosure of Documents and Information.....................  18
4.14      Taxes............................................................  18
4.15      Title to Properties..............................................  20
4.16      Intellectual Property Permits....................................  20
4.17      Environmental Matters............................................  21
4.18      Litigation.......................................................  21
4.19      Contracts and Commitments........................................  22
4.20      Compliance with Laws.............................................  22
4.21      Absence of Certain Developments..................................  23

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1       Organization, Good Standing and Authority........................  23
5.2       Binding Agreement................................................  23
5.3       Capitalization...................................................  24

                                     (ii)

                                                                           Page
                                                                           ----
5.4       Subsidiaries.....................................................  24
5.5       No Violation.....................................................  24
5.6       Exchange Act Reports and Financial Statements....................  25
5.7       Information in Disclosure Statement and Purchaser Proxy
          Statement........................................................  25
5.8       Consents and Approvals...........................................  26
5.9       Compliance with Laws.............................................  26
5.10      Employee Benefit Plans...........................................  26
          (a)  Identification of Plans.....................................  26
          (b)  Representations Applicable to Pension Benefit Plans.........  27
          (c)  Representations with Respect to Multiemployer Plans.........  28
          (d)  Representations with Respect to Welfare Benefit Plans.......  29
          (e)  General Representations With Respect to Benefit Plans.......  29
          (f)  Disclosure of Documents and Information.....................  31
5.11      Taxes............................................................  31
5.12      Environmental Matters............................................  33
5.13      Absence of Certain Developments..................................  34

                                   ARTICLE 6
                   ACTIONS BY THE COMPANY AND THE PURCHASER
                          PENDING THE EFFECTIVE DATE

6.1       Maintenance of Business..........................................  34
6.2       Certain Prohibited Company Transactions..........................  34
6.3       Certain Prohibited Purchaser Transactions........................  36
6.4       Purchaser Proxy Statement........................................  37
6.5       Meeting of Purchaser's Stockholders..............................  38
6.6       Investigation....................................................  38
6.7       Notification of Certain Matters..................................  38
6.8       Reasonable Best Efforts..........................................  38
6.9       New York Stock Exchange Listing..................................  39
6.10      Executory Contracts..............................................  39
6.11      Exclusivity......................................................  39

                                     (iii)

                                                                           Page
                                                                           ----
                                   ARTICLE 7
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
7.1       Confirmation of the Plan.........................................  40
7.2       Representations, Warranties and Covenants........................  41
7.3       Purchaser Stockholders' Meeting..................................  41
7.4       Stock and Warrants Freely Tradeable..............................  41
7.5       Consents.........................................................  41
7.6       No Governmental Proceeding or Litigation.........................  41
7.7       Certificates.....................................................  42
7.8       Corporate Documents..............................................  42

                                   ARTICLE 8
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

8.1       Completion of Other Transactions.................................  42
8.2       Representations, Warranties and Covenants........................  43
8.3       Consents.........................................................  43
8.4       No Governmental Proceeding or Litigation.........................  43
8.5       Borrowings Under DIP Facility....................................  43
8.6       Settlement of Certain Litigation.................................  43
8.7       Headquarters Lease...............................................  43
8.8       Certificates.....................................................  44
8.9       Corporate Documents..............................................  44

                                   ARTICLE 9
                            ACTIONS BY THE COMPANY
                  AND THE PURCHASER AFTER THE EFFECTIVE DATE

9.1       Further Assurances...............................................  44
9.2       Directors and Officers Insurance.................................  44
9.3       Indemnification..................................................  45
9.4       Registration Rights..............................................  46

                                     (iv)

                                                                           Page
                                                                           ----

                                  ARTICLE 10
                           TERMINATION AND AMENDMENT
10.1      Termination......................................................  47
10.2      Effect of Termination............................................  48
10.3      Break-up Fees....................................................  48
10.4      Expenses.........................................................  48

                                   ARTICLE 11
                                  DEFINITIONS

11.1      Defined Terms....................................................  49

                                  ARTICLE 12
                                 MISCELLANEOUS

12.1      Survival of Representations, Etc.................................  57
12.2      Assignment; Binding; Effect; Benefits............................  57
12.3      Notices..........................................................  57
12.4      Choice of Law....................................................  58
12.5      Entire Agreement; Amendments and Waivers.........................  58
12.6      Counterparts.....................................................  58
12.7      Invalidity.......................................................  58
12.8      Headings.........................................................  58
12.9      Specific Performance.............................................  59
12.10     Attorneys Fees...................................................  59
12.11     Publicity........................................................  59
12.12     Confidentiality Agreements.......................................  59

                                      (v)

                                                                           Page
                                                                           ----
Attachments:
                             DISCLOSURE SCHEDULES

Company Disclosure Schedule
Purchaser Disclosure Schedule

                                   EXHIBITS

Exhibit 1   New Certificate of Incorporation of the Surviving Corporation
Exhibit 2   New Bylaws of the Surviving Corporation
Exhibit 3   Warrant Agreement
Exhibit 4   Registration Rights Agreement

                                     (vi)

                      RESTRUCTURING AND MERGER AGREEMENT

          This Restructuring and Merger Agreement, dated as of May 28, 1996 (this "Agreement"), is by and between Washington Construction Group, Inc., a Delaware corporation (the "Purchaser"), and Morrison Knudsen Corporation, a Delaware corporation (the "Company"). Capitalized terms not otherwise defined have the meanings set forth in Article 11.

                                   RECITALS

          A. The respective Boards of Directors of the Purchaser and the Company have approved the Merger of the Company with and into the Purchaser on the terms and subject to the conditions set forth herein.

          B. As soon as possible after the date hereof, the Company will amend its standalone Chapter 11 plan of reorganization (the "Standalone Plan") and related disclosure statement (the "Standalone Disclosure Statement"), each dated April 15, 1996, to incorporate the terms and provisions of this Agreement.

          C. Under the Plan, unless the Agreement is terminated, the Company will merge with and into the Purchaser (the "Merger") on the Effective Date, with the Purchaser surviving the Merger. On the Effective Date, the Purchaser will (i) provide $13,300,000 in cash and issue a number (presently estimated to be approximately 24,123,000) of newly-issued shares of Surviving Corporation Common Stock equal to 45% of the issued and outstanding shares of Surviving Corporation Common Stock after giving effect to the shares issued pursuant to the Plan, for distribution under the Plan and (ii) issue and deliver the Surviving Corporation Series A Preferred Stock to a liquidating trust, which shall hold the Surviving Corporation Series A Preferred Stock for the benefit of creditors of the Company as set forth in the Plan. In addition, on the Effective Date the Purchaser will repay or refinance borrowings under the Company's DIP Facility if such borrowings do not exceed $50,000,000. Under the Plan, shares of Company Common Stock will be converted into warrants to purchase 2,765,000 shares (subject to adjustment for rounding as provided herein) of Surviving Corporation Common Stock.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                            PLAN OF REORGANIZATION

          1.1 TERMS OF THE PLAN. As used herein, the term "Plan" means a joint plan of reorganization of the Company and the Debtor Subsidiaries that will be based upon the Standalone Plan as modified to incorporate the terms and provisions of this Agreement and as otherwise modified to contain such terms and provisions as may be mutually agreed upon by the Company and Purchaser.

          1.2 SUPPORT OF THE PLAN FROM CREDITORS. As promptly as possible after the date hereof, subject to the fiduciary duties of the Company's Board of Directors, the Company shall, with the cooperation and assistance of the Purchaser and its advisors, seek the support of the terms of the Plan from the creditors whose claims will be impaired under the Plan.

          1.3 PREPARATION OF THE DISCLOSURE STATEMENT AND SOLICITATION OF ACCEPTANCES OF THE PLAN. As promptly as possible after the date hereof, the Company shall, with the cooperation and assistance of the Purchaser, prepare the Plan and a modification of the Standalone Disclosure Statement to reflect the Plan (as amended, the "Disclosure Statement") and all related documents, including bankruptcy ballots (collectively with the Disclosure Statement, the "Solicitation Materials"), necessary to solicit acceptances of the Plan from impaired creditors of the Company (other than the plaintiffs in the litigation against the Company commonly referred to as the Touchstone actions (the "Touchstone Plaintiffs")) prior to the date (the "Filing Date") on which the Company and any Subsidiaries of the Company that are debtors under the Plan (the "Debtor Subsidiaries") file for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Purchaser will provide all information regarding the Purchaser and its Subsidiaries, officers and directors that is necessary to permit the Company to prepare the Disclosure Statement. The information supplied by the Purchaser for inclusion in the Disclosure Statement or any amendment or supplement thereto shall not, at the time that it is so supplied, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Purchaser shall promptly inform the Company of any subsequent event or circumstance that should be disclosed so that the Disclosure Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein with respect to the information supplied by the Purchaser. As soon as possible after the Plan and Disclosure Statement and such other documents are finalized, the Company shall mail such documents to the creditors of the Company whose claims are impaired by the Plan (other than the Touchstone Plaintiffs) and shall commence solicitation of acceptances of the Plan from such creditors pursuant to Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). The solicitation period shall expire on a date no later than the minimum period required by the Bankruptcy Code, the rules under the Bankruptcy Code (the "Bankruptcy Rules") and the Bankruptcy Court for solicitation of acceptances of a Chapter 11 plan of reorganization. The Company shall use its reasonable best efforts to receive acceptances of the Plan (the "Requisite Acceptances") from a sufficient number of creditors in a sufficient number of classes of creditors to allow the Plan to be confirmed under Chapter 11 of the Bankruptcy Code, including confirmation through the cramdown provisions of Section 1129(b) of the Bankruptcy Code.

          1.4 PREPARATION OF CHAPTER 11 PETITIONS AND FIRST DAY ORDERS. As promptly as possible after the date on which the Company mails the Solicitation Materials to its creditors, the Company shall, with the cooperation and assistance of the Purchaser, prepare (a) petitions for relief under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Petitions") for the Company and the Debtor Subsidiaries, (b) motions for customary first-day orders and such orders as described in the Disclosure Statement (the "First Day Orders") and (c) notices to creditors and other parties required by the Bankruptcy Code with respect to the filing of the Chapter 11 Petitions, the hearing for approval of the Disclosure Statement, the hearing for confirmation of the Plan and other matters (the "Bankruptcy Notices"). Such documents shall be prepared in sufficient time to provide the Purchaser and its legal and financial advisors with adequate time to review all such documents prior to the Filing Date.

          1.5 COMMENCEMENT OF CASES UNDER CHAPTER 11. As soon as possible after the date on which the Company obtains the Requisite Acceptances from its creditors, the Company shall, and, subject to the terms of the Plan, shall cause each of the Debtor Subsidiaries to, (a) file the Chapter 11 Petitions in the United States Bankruptcy Court in the District of Delaware (the "Bankruptcy Court") and commence cases under Chapter 11 of the Bankruptcy Code (the "Reorganization Cases") in the Bankruptcy Court, (b) file the motions relating to the First Day Orders and seek to obtain entry of the First Day Orders by the Bankruptcy Court, (c) file motions for approval of the Solicitation Materials (including if the Company deems it necessary a modification of the Solicitation Materials in order to solicit the Company's stockholders and the Touchstone Plaintiffs after the Filing Date), and schedule a hearing (the "Disclosure Statement Hearing") in the Bankruptcy Court on the earliest date approved by the Bankruptcy Court for approval of the Solicitation Materials and (d) schedule a hearing (the "Confirmation Hearing") in the Bankruptcy Court on the earliest date possible to consider confirmation of the Plan. As soon as possible after the Filing Date, the Company shall send the Bankruptcy Notices to all Persons to whom such notices are required to be sent under the Bankruptcy Code and such to other Persons to whom it is ordered by the Bankruptcy Court to send the Bankruptcy Notices.

          1.6 POST-PETITION SOLICITATION OF ACCEPTANCES OF THE PLAN FROM STOCKHOLDERS. If the Company deems it necessary to solicit approval of the Plan from the Company's stockholders and the Touchstone Plaintiffs, the Company shall, as soon as possible following the Disclosure Statement Hearing, mail or otherwise distribute the Solicitation Materials to the Company's stockholders and the Touchstone Plaintiffs and commence solicitation of acceptances of the Plan from such Persons pursuant to Section 1126(a) of the Bankruptcy Code and Bankruptcy Rule 3018(a). The solicitation period shall be a period of time no longer than the minimum period required by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court for solicitation of acceptances of a Chapter 11 plan of reorganization.

          1.7 CONFIRMATION OF THE PLAN. Upon receipt of the Requisite Acceptances and completion of the solicitation of Company's stockholders and the Touchstone Plaintiffs, the Company shall use its reasonable best efforts to obtain confirmation of the Plan by the Bankruptcy Court at the Confirmation Hearing. Upon entry of an order confirming the Plan (the "Confirmation Order"), the Company shall use its reasonable best efforts to obtain the dismissal of any and all appeals and motions for reconsideration filed with respect to the Plan or with respect to the Confirmation Order. The date on which the Plan is confirmed is referred to herein as the "Confirmation Date."

          1.8 EFFECTIVE DATE. The Company shall cause the Plan to become effective and the distributions provided for under the Plan (the "Distributions") to be commenced as promptly as possible on or following the day on which the Confirmation Order is entered if no stay of the Confirmation Order pending appeal has been entered and all other conditions to effectiveness set forth in the Plan shall have been satisfied or waived. The date on which the Plan becomes effective is referred to herein as the "Effective Date."

          1.9 DIP FACILITY. On the Effective Date, the Purchaser will repay or refinance amounts outstanding under the Company's debtor-in-possession credit facility (the "DIP Facility"). The Company shall enter into the DIP Facility only on terms that are approved by the Purchaser, which approval shall not be withheld or delayed unreasonably. The Company will notify the Purchaser of its discussions or negotiations with potential lenders in connection with its efforts to obtain the DIP Facility, and shall, in any such notice, indicate the identity of the potential lenders and the terms and conditions of any proposals or offers to provide the DIP Facility, and thereafter shall keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

                                   ARTICLE 2
                         ACTIONS ON THE EFFECTIVE DATE

          2.1 ACTIONS BY THE PURCHASER AND THE COMPANY ON THE EFFECTIVE DATE. Subject to the conditions set forth in this Agreement, on the Effective Date:

          (a) The Purchaser and the Company shall deliver all instruments and documents required to be delivered pursuant to Articles 7 and 8. All instruments and documents delivered to Purchaser pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Purchaser. All instruments and documents delivered to the Company pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Company. Each of the Purchaser, the Company and the Surviving Corporation, as the case may be, shall take all other actions required to be taken by it pursuant to the Plan, including without limitation, the actions set forth in the following paragraphs of this Section 2.1.

          (b) The Company shall transfer the Excluded Assets to a liquidating trust or other entity, which shall hold the Excluded Assets for the benefit of creditors of the Company, or distribute the Excluded Assets or portions thereof in accordance with the Plan.

          (c)   The Company and the Purchaser shall merge in accordance with
Article 3.

          (d) The Surviving Corporation shall deliver an amount equal to $13,300,000 to the disbursing agent (the "Disbursing Agent") under the Plan in order to permit the Disbursing Agent to make the Distributions.

          (e) The Surviving Corporation shall issue and deliver a number of shares of Surviving Corporation Common Stock equal to 45% of the issued and outstanding shares of Surviving Corporation Common Stock on the Effective Date after giving effect to the Distributions to the Disbursing Agent in order to permit the Disbursing Agent to make the Distributions.

          (f) The Surviving Corporation shall issue and deliver the Surviving Corporation Series A Preferred Stock to a liquidating trust or other entity, which shall hold the Surviving Corporation Series A Preferred Stock for the benefit of creditors of the Company, as set forth in the Plan.

          (g) The Surviving Corporation shall issue and deliver 2,765,000 Surviving Corporation Warrants (subject to adjustment as provided for herein) to the

Disbursing Agent in order to permit the Disbursing Agent to distribute the Surviving Corporation Warrants pursuant to the Plan.

          (h) The Purchaser will repay or refinance obligations in an amount up to $50,000,000 incurred by the Company and its Debtor Subsidiaries after the Filing Date under the DIP Facility.

          2.2 EMPLOYMENT AGREEMENTS. On the Effective Date, the Purchaser will enter into employment agreements with certain officers and directors of the Company as are designated by the Purchaser on terms and conditions reasonably satisfactory to the Purchaser.

          2.3 BOARD OF DIRECTORS. Immediately after the Effective Time, the Board of Directors of the Surviving Corporation will consist of five directors designated by the current Board of Directors of Purchaser (three of whom shall be directors whose terms expire at the 1999 meeting of stockholders, one of whom shall be a director whose term expires at the 1998 meeting of stockholders and one of whom shall be a director whose term expires at the 1997 meeting of stockholders), Robert S. Miller and Robert A. Tinstman (whose terms expire at the 1997 meeting of stockholders) and two directors (whose terms expire at the 1998 meeting of stockholders) designated by the creditors prior to the earlier of July 17, 1996 or 20 days after the Purchaser first files the Purchaser Proxy Statement with the SEC, which directors shall be approved by the Purchaser. The five directors designated by the current Board of Directors of Purchaser shall be selected from among members of the current Board of Directors of the Purchaser or officers, directors or Affiliates of other companies controlled by Dennis Washington. All members of the Board of Directors shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                     THE MERGER; CONVERSION OF SECURITIES

          3.1 THE MERGER. On the Effective Date, in accordance with this Agreement, the Plan and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), the Company shall in the Merger merge with and into Purchaser, with Purchaser being the surviving corporation in the Merger (as such, the "Surviving Corporation"). As a result of the Merger, the separate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation as set forth in the Merger Certificate. The Merger will be consummated and become effective on the Effective Date upon the filing with the Secretary of State of the State of Delaware of a certificate of merger (the "Merger Certificate") as is required by, and executed in accordance with, the relevant provisions of the Delaware Law. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

          3.2   EFFECTS OF THE MERGER.

          (a) The Merger shall have the effects set forth in the Delaware Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of the Company shall cease and the Purchaser shall be the Surviving Corporation and shall have all of the rights, privileges, immunities and powers and shall be subject to all duties and liabilities of a corporation organized under the Delaware Law.

          (b) Insofar as any agreement or instrument to which the Company is a party requires by its terms the express assumption thereof by the Surviving Corporation in connection with the Merger, this Section 3.2(b) will be deemed without further action to constitute such assumption, provided, however, that nothing in this Section 3.2(b) will affect the relative rights or obligations of the parties under any other provision hereof or thereof.

          3.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of the Purchaser, as amended and restated to be in the form attached hereto as Exhibit 1, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of the Purchaser in the form attached as
Exhibit 2 shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

          3.4 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Plan and without any action on the part of the parties hereto, the shares of Company Common Stock issued and outstanding immediately prior to such time (including without limitation all shares held in court-approved settlement funds), which will be cancelled pursuant to the Plan, will be converted on a pro rata basis into the right to receive warrants (the "Surviving Corporation Warrants") to purchase an aggregate of 2,765,000 shares of Surviving Corporation Common Stock (subject to adjustments for rounding as provided for herein) at an exercise price of $12.00 per share. Without limiting the generality or effect of
Section 1.1, the Plan will provide that the Surviving Corporation Warrants will be issued pursuant to a warrant agreement substantially in the form of Exhibit 3 hereto.

          3.5 FRACTIONAL SURVIVING CORPORATION WARRANTS. No fractional Surviving Corporation Warrants shall be issued in under the Plan. All fractional Surviving Corporation Warrants that a holder of the Company Common Stock would otherwise be entitled to receive shall be aggregated and rounded to the nearest whole number of Surviving Corporation Warrants.

          3.6 EXCHANGE OF CERTIFICATES. From and after the Effective Date, each holder of an outstanding certificate which immediately prior to the Effective Date represented outstanding shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the Disbursing Agent, a certificate or certificates representing the number of whole Surviving Corporation Warrants into which such holder's shares were converted. After the filing of the Merger Certificate, there shall be no further registration of transfers of Company Common Stock and holders of certificates representing Company Common Stock shall not enjoy the rights and privileges of holders of the Company Common Stock other than to exchange the certificates for Surviving Corporation Warrants. As soon as reasonably practicable after the Effective Time, the Purchaser will instruct the Disbursing Agent to mail to each holder of record of certificates representing shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery of such certificates to the Disbursing Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of such certificates in exchange for the Surviving Corporation Warrants.

          3.7 CANCELLATION. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time (other than shares held in court-approved settlement funds) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and be returned without payment of any consideration therefor and cease to exist.

          3.8 PURCHASER COMMON STOCK. Each share of Purchaser Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be unaffected by the Merger and shall continue to be one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock. Certificates which immediately prior to the Effective Time represented issued shares of Purchaser Common Stock will, without the need for further action by any Person, immediately after the Effective Time represent a like number of shares of Surviving Corporation Common Stock.

          3.9 CORPORATE NAME. The Merger Certificate will provide that the corporate name of the Surviving Corporation will be changed to "Morrison Knudsen Corporation."

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchaser as follows:

          4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and its Subsidiaries has full corporate power to carry on its business, as it is now being conducted, and to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Company and its Subsidiaries is qualified to do business, is in good standing and has all required business licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or license could have a Material Adverse Effect on the Company.

          4.2 BINDING AGREEMENT. The Company has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, subject to approval of the Company's stockholders (or the deemed approval thereof pursuant to Section 303 of the Delaware Law). This Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

          4.3 CAPITALIZATION. The authorized capitalization of the Company consists solely of (a) 100,000,000 shares of the Company Common Stock, of which 37,077,345 shares were issued and outstanding as of March 31, 1996 (including the shares held in court-approved settlement funds); and (b) 10,000,000 shares of the Company Preferred Stock, of which no shares were issued as of the date hereof. On the Effective Date, after giving effect to the effectiveness of the Plan, there will not be outstanding: (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

          4.4   SUBSIDIARIES.  There is set forth in the Company Disclosure
Schedule: (i) the name and percentage ownership by the Company of each of its Subsidiaries and each other entity in which the Company has an ownership interest; (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; and (iii) the names of the officers, directors, partners or Persons holding a similar management position of each Subsidiary and each such entity.

          4.5   NO VIOLATION

          (a) Except as disclosed in the Company SEC Reports or as set forth in the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) to the actual knowledge of the executive officers of the Company, in default in the performance of any obligation, agreement or condition contained in any Applicable Agreement, which violation or default could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Subject to the entry and provisions of the Confirmation Order and assuming that the consents, approvals, authorizations, declarations, filings and registrations referred to in Section 4.9 have been made or obtained and shall remain in full force and effect and the conditions set forth in Articles 7 and 8 shall have been satisfied or waived, neither the execution or delivery by the Company of this Agreement nor the performance by the Company of its obligations under this Agreement will (i) constitute a breach or violation under the Charter Documents of the Company or any of its Subsidiaries; or (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration or cancellation of or result in the imposition of a Lien on any of the properties or assets of the Company or any of its Subsidiaries or an acceleration of material indebtedness pursuant to, any Applicable Agreement (other than any agreement with a Governmental Authority, any job-related agreement with any Person that is not a Governmental Authority or any joint venture or similar agreement), except where such breach, violation or default, or the failure to obtain such consent, or such termination, amendment or cancellation, or such imposition of a Lien, or such acceleration of indebtedness would not, singly or in the aggregate, have a Material Adverse Effect on the Company or except where the same would result solely from the filing of the Chapter 11 Petitions.

          4.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. The Company has furnished or will upon request furnish the Purchaser with copies of its Annual Report on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, in each case with exhibits, and all other reports filed or required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder since January 1, 1995 (all such reports being herein collectively called the "Company SEC Reports"), each as filed with the SEC. Each of the Company SEC Reports, when it was filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not on the date of filing or amendment, if any, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the Company SEC Reports: (i) were prepared in accordance with GAAP (except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the omission of certain notes not ordinarily accompanying such unaudited interim financial statements and to normal year-end adjustments and any other adjustments described therein) and with Regulation S-X promulgated under the Exchange Act; and (ii) present fairly the Company's consolidated financial condition and the consolidated results of its operations, cash flows and shareholders equity as at the relevant dates thereof and for the periods covered thereby.

          4.7 INFORMATION IN DISCLOSURE STATEMENT. None of the information contained in the Disclosure Statement and the Solicitation Materials will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that the Company makes no representation or warranty as to any information supplied by the Purchaser for inclusion therein). The Disclosure Statement and the Solicitation Materials will, when filed with the Bankruptcy Court in connection with the Disclosure Statement Hearing and when mailed to holders of Claims in and Equity Interests of the Company, provide adequate information as required by the Bankruptcy Code to allow such holders to vote on the Plan. The Disclosure Statement and the Solicitation Materials will comply in all material respects with the provisions of the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

          4.8 INFORMATION PROVIDED FOR PURCHASER PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the meeting of the Purchaser's stockholders to be held in connection with the Merger (the "Purchaser Proxy Statement") will, at the date provided to the Purchaser, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.9 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except
(i) for consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (ii) for the filing of a notification and report form under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder, (iii) for any filings with the SEC or any other Governmental Authority pursuant to the applicable requirements of any federal or state securities or "Blue Sky" laws, (iv) for the filing of the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Law and of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (v) for consents, approvals, authorizations, declarations or filings required under any Environmental Law, (vi) for consents, approvals, authorizations, declarations or filings required under any agreement with a Governmental Authority, and (vii) for consents, approvals or authorizations, or declarations, filings or registrations, which, if not obtained, would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.10 NO BROKERS. Except for the letter agreement, dated December 15, 1995, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, neither the Company nor any affiliate thereof has entered into or will enter into any agreement, arrangement or understanding with any Person or firm which will result in any obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          4.11 INSURANCE. The Company Disclosure Schedule sets forth a list of all insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: the insurer, the policy number, the amount of coverage, type of insurance, the amount of each premium payment, the expiration date and any retroactive premium adjustments or other loss sharing arrangements. To the actual knowledge of the executive officers of the Company, with respect to each such insurance policy that is material to the Company: (a) the policy is legal, valid, binding, enforceable, and in full force and effect;
(b) the policy (or a renewal or replacement policy) will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms following the Effective Date; (c) neither any of the Company or its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. The premiums for all property and liability and workers' compensation policies have been fully paid. The Company Disclosure Schedule also describes any self insurance arrangements (other than deductibles under insurance policies) affecting any of the Company and its Subsidiaries.

          4.12  LABOR MATTERS.   Except as disclosed in the Company SEC Reports
or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company: (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the actual knowledge of the executive officers of the Company, threatened against or affecting the Company or any Subsidiary and, since January 1, 1993, there has not been any such action; (b) there are no unions claiming to represent the employees of the Company or any Subsidiary; (c) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary; (d) none of the employees of the Company or any Subsidiary are represented by any labor organization and none of the executive officers of the Company has any knowledge of any current union organizing activities among the employees of the Company or any Subsidiary, nor to the actual knowledge of such executive officers does any question concerning representation exist concerning such employees; (e) the Company and its Subsidiaries are, and have at all times been, in material compliance with all Applicable Employment Laws and are not engaged in any ULP;
(f) there is no ULP charge or complaint against the Company or any Subsidiary pending or, to the actual knowledge of the executive officers of the Company, threatened before the NLRB; and (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any Subsidiary.

          4.13  EMPLOYEE BENEFIT PLANS

          (a) IDENTIFICATION OF PLANS. The Company Disclosure Schedule lists and identifies each Pension Benefit Plan, Welfare Benefit Plan and Multiemployer Plan which is (or, with respect to Multiemployer Plans or Pension Benefit Plan only, was within 12 months prior to the Effective Date) maintained or contributed to by the Company or any ERISA Affiliate or under which the Company or any of its ERISA Affiliate was or is obligated to contribute, or has any liability with respect to, including terminated Multiemployer Plans which have been terminated within the past 12 months and any stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation or sick pay or leave, maintained or contributed by the Company or any of its ERISA Affiliates (each individually a "Benefit Plan" and collectively the

"Benefit Plans"). With respect to any Benefit Plan to which contributions are made pursuant to a collective bargaining agreement, the identification of such Benefit Plan may be made by referring to the collective bargaining agreement disclosed in the Company Disclosure Schedule.

          (b)   REPRESENTATIONS APPLICABLE TO PENSION BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

                (i) Each Pension Benefit Plan which is intended to be "qualified" under Section 401(a) of the Code, is and has been at all times so qualified and each trust maintained thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code was so exempt throughout its existence.

                (ii) The funding method used in connection with each Pension Benefit Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable; as of the last day of the last plan year of each Pension Benefit Plan and, to the best knowledge of the Company's actuary, as of the Effective Date, the "amount of unfunded benefit liabilities" as defined in
Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Benefit Plan, accrued but unpaid contributions) did not and will not exceed zero; no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Benefit Plan with respect to any plan year, whether or not waived; neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; neither the Company nor any ERISA Affiliate is subject to any lien imposed under
Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; and neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Benefit Plan.

                (iii) The Company and each ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Benefit Plan for each plan year thereof for which such premiums are required; neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; there has been no "reportable event" (as defined in Section 4043(b) or (c) of ERISA and the PBGC regulations under such Section, other than a reportable event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3) with respect to any Pension Benefit Plan; and neither the Company nor any ERISA Affiliate has, at any time,
(A) ceased opera tions at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Effective Date to any Pension Benefit Plan subject to Section 4064(a) of ERISA to which the Company any ERISA Affiliate made contributions during the five years prior to the Effective Date.

          (c)   REPRESENTATIONS WITH RESPECT TO MULTIEMPLOYER PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

                (i) After taking into account the exceptions set forth in ERISA Sections 4203(b) and 4208(d), neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), to the Company or any ERISA Affiliate which has not been fully satisfied or otherwise fully discharged.

                (ii) If, as of the Effective Date, the Company and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

                (iii) To the actual knowledge of the executive officers of the Company, with respect to each Multiemployer Plan: (A) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any ERISA Affiliate under Title IV of ERISA; (B) no proceeding has been initiated by any Person (including the PBGC) to terminate any Multiemployer Plan; (C) the Company has no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (D) the Company does not intend to withdraw from any Multiemployer Plan.

                (iv) Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any Multiemployer Plan which is a "welfare benefit plan" as defined in Section 3(1) of ERISA, under the terms of such Multiemplo-yer Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligations to make contributions or other form of withdrawal from such Multiemployer Plan and if, as of the Effective Date, the Company and all ERISA Affiliates were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all such Multiemployer Plans it (and they) would incur no liabilities with respect to any such Multiemployer Plans under the terms of such Multiemployer Plans, any collective bargaining agreement or otherwise.

          (d)  REPRESENTATIONS WITH RESPECT TO WELFARE BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

               (i) None of the Company or any Welfare Benefit Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate for post-retirement medical benefits or other post-retirement welfare benefits, and the Company has accounted for such obligations in accordance with GAAP.

               (ii) Each Welfare Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

          (e) GENERAL REPRESENTATIONS WITH RESPECT TO BENEFIT PLANS

          Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

               (i) Each Benefit Plan which is not a Multiemployer Plan complies and has been administered in form and operation with all requirements of ERISA, the Code and Applicable Law. The Company and the ERISA Affiliates have performed all of their obligations under all Benefit Plans.

               (ii) There have been no acts or omissions which have given rise to, or which could give rise to, any Tax under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Company and any ERISA Affiliate may be liable.

               (iii) All contributions required with respect to any Benefit Plan for all periods ending prior to the Effective Date (including periods from the first day of the current plan year to the Effective Date) will be timely made prior to the Effective Date by the Company and all ERISA Affiliates.

               (iv) All required reports and descriptions of each Benefit Plan which is not a Multiemployer Plan have been timely filed and distributed.

               (v) None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Benefit Plans or to amend any existing Benefit Plan.

               (vi) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Benefit Plans which are not Multiemployer Plans or the assets of any such Benefit Plans, and no facts exist which could give rise to any such action, suit, or claim.

               (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will entitle any employee of the Company or its ERISA Affiliates to severance pay, unemployment compensation or any similar payment unless such employee is terminated from employment with the Company or its ERISA Affiliates in connection with the consummation of this transaction (except obligations arising under the Worker Adjustment and Retraining Notification Act, if the Purchaser effects a "plant shutdown" or "mass layoff" after the Effective Date) or under any other applicable law or regulation.

               (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any ERISA Affiliates that, individually or collectively, provides for the payment by the Company or any ERISA Affiliate of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Benefit Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

               (x) Neither the Company nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to any Benefit Plan with respect to any employee or former employee who is located outside of the United States which Benefit Plan is subject to foreign law.

          (f) DISCLOSURE OF DOCUMENTS AND INFORMATION. With respect to each Benefit Plan which is not a Multiemployer Plan, the Company has disclosed in the Company SEC Reports or in the Company Disclosure Schedule or made available to Purchaser (i) a true and complete copy of such Benefit Plan, (ii) a copy of each trust or other funding arrangement applicable to such Benefit Plan, (iii) the most recent summary plan description and any applicable summary of material modifications of such Benefit Plan, (iv) any annual reports or returns with respect to such Benefit Plan (on Form 5500 Series or Form 990 Series, as applicable), (v) all determination letters, rulings, exemptions, waivers and opinions issued by the IRS, PBGC or the Department of Labor with respect to such Benefit Plan and (vi) the most recently prepared actuarial report, auditor's report and financial statement, if applicable.

          4.14 TAXES

          Except as disclosed in the Company SEC Reports, in the Company Disclosure Schedule or as would not have a Material Adverse Effect on the
Company:

          (a) All Tax Returns and reports required to be filed by the Company or any of its Subsidiaries have been timely filed or will be timely filed, all such Tax Returns are true, correct and complete, and all Taxes, due or claimed to be due from the Company or any of its Subsidiaries have been paid, other than those currently payable without penalty or interest and for which an adequate reserve or accrual has been established. To the best knowledge of the Company, there is no actual or proposed additional Tax assessments or any claim of deficiency for any fiscal period ending on or prior to the Effective Date against the Company or any of its Subsidiaries.

          (b) To the best knowledge of the Company, no claim has ever been made by an authority in a jurisdiction, whether in the United States or otherwise, where any of the Company and its Subsidiaries do not file Tax Returns that any of them is or may be subject to taxation by such jurisdiction. The Company Disclosure Schedule indicates all federal Tax Returns that have been audited for all years for which the statute of limitations has not expired, and indicates those federal Tax Returns that are currently the subject of an audit.

          (c) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Company or its Subsidiaries under Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement.

          (d) None of the Company or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (e) There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f) The Company and each Subsidiary have withheld from their employees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding or payments to non-United States Persons) for all periods through the date hereof.

          (g) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (h) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) (or any similar provision of federal, state, local or foreign law) concerning collapsible corporations.

          (i) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

          (j) No "ownership change" within the meaning of Section 382 of the Code has occurred with respect to the Company or any Subsidiary during the past 10 years.

          (k) Neither the Company nor any Subsidiary (A) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, or

(B) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (l) No Tax is required to be withheld pursuant to any provision of federal, state, local or foreign law, including without limitation Section 1445 of the Code, as a result of any of the transactions contemplated by this Agreement.

          (m) Neither the Company nor any Subsidiary is a lessor (or treated as a lessor for federal income Tax purposes) of any property pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or of any property that is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          4.15 TITLE TO PROPERTIES. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company:

          (a) Each of the Company and each Subsidiary (i) has legal and valid title to all the real properties and other assets (tangible, intangible or mixed) it reflects in the financial statements included in the Company SEC Reports as owned, free and clear of all Liens (other than Permitted Liens) and free and clear of restrictions on the manner in which such property is presently being used, and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee.

          (b) All of the leases to which the Company or any Subsidiary is a party are legal, valid and binding and in full force and effect, and no payment default by the Company, any Subsidiary or, to the actual knowledge of the executive officers of the Company, any other party thereto has occurred or is continuing thereunder.

          (c) No property or asset, the value of which is reflected in the balance sheets included in the financial statements included in the Company SEC Reports, is held under any lease or under any conditional sale or other title retention agreement.

          (d) All tangible assets and facilities of each of the Company and its Subsidiaries are in good condition and repair and are adequate for the uses to which they are being put.

          4.16 INTELLECTUAL PROPERTY PERMITS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule or as would not have a Material Adverse Effect on the Company:

          (a) The Company and its Subsidiaries own, or are licensed to use, all Intellectual Property required and sufficient to operate their businesses as currently conducted.

          (b) Each of the Company and its Subsidiaries has been granted all Permits under any Applicable Laws necessary for the ownership of their respective properties and assets and the conduct of their respective businesses.

          (c) To the actual knowledge of the executive officers of the Company, all Permits are in full force and effect and (a) no suspension or cancellation is threatened with respect thereto, and (B) there is no reason to believe that upon expiration of any Permit, such Permit will not be renewed.

          4.17 ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries is in compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by the Company or its Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) None of the Company or any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Company, and there are no currently existing circumstances actually known to the executive officers of the Company that, if not corrected, could prevent such compliance in the future.

          (c) There are no Environmental Claims pending or, to the actual knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company; and to the actual knowledge of the executive officers of the Company, there is no basis for any such claim.

          4.18 LITIGATION. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) There are no Proceedings against or affecting the Company or any of its Subsidiaries or any of their properties or assets, that are reasonably likely, singly or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Neither the Company nor any of its Subsidiaries is subject to any judgment, injunction, decree, writ, interpretation or order of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.19 CONTRACTS AND COMMITMENTS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule:

          (a) Neither the Company nor any of its Subsidiaries has any (i) agreement for the employment of any individual or agreements that contain any severance pay liabilities or obligations; (ii) engineering, mining or construction contract or commitment not terminable without penalty or cost on notice of thirty (30) days or less and which contains an obligation to pay and/or accrue or provide services for fees of more than $5,000,000 in any year in the case of engineering and mining services contracts and $10,000,000 in any year in the case of construction, construction management and mining operations contracts; (iii) agreement of guarantee or indemnification (other than rights of indemnification to which officers, directors, employees and agents may be entitled by reason of Applicable Laws); or (iv) agreement or commitment limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any Person.

          (b) To the actual knowledge of the executive officers of the Company, neither the Company nor any of its Subsidiaries has breached, nor has received notice in writing or otherwise of any claim that it has breached, any of the terms of conditions of any agreement, contract or commitment referred to in
Section 4.19(a), which breach or breaches, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company, and, to the actual knowledge of the executive officers of the Company, there are no facts or conditions (other than the transactions contemplated by the Plan and this Agreement) which have occurred or are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a breach under any such agreement, contract, or commitment which breach is reasonably likely to have a Material Adverse Effect on the Company.

          4.20 COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule, to the actual knowledge of the executive officers of the Company, the Company and its Subsidiaries have complied with all applicable laws, regulations (including, without limitation, applicable occupational health and safety laws and regulations, applicable immigration laws and regula-tions and applicable laws governing the sale of franchises) and zoning ordinances of foreign, federal, state and local governments and all agencies thereof which affect the business, business practices or any owned or leased properties of the Company and its Subsidiaries and to which the Company and its Subsidiaries may be subject, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

          4.21 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in the Company SEC Reports or the Company Disclosure Schedule: (a) since December 31, 1995, no event has occurred with respect to the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect on the Company; and (b) since December 31, 1995, neither the Company nor any of its Subsidiaries has taken any action which would be prohibited under Section 6.2.


                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company as follows:

          5.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Each of the Purchaser and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Purchaser and its Subsidiaries has full corporate power to carry on its business, as it is now being conducted, and to own, lease or operate the properties and assets it now owns, leases or operates. Each of the Purchaser and its Subsidiaries is qualified to do business, is in good standing and has all required business licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or license could have a Material Adverse Effect on the Purchaser.

          5.2 BINDING AGREEMENT. The Purchaser has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

          5.3 CAPITALIZATION. The authorized capitalization of the Purchaser consists solely of (a) 39,000,000 shares of the Purchaser Common Stock, of which 29,481,184 shares were issued and outstanding as of May 21, 1996; and (b) 1,000,000 shares of Purchaser Preferred Stock, of which no shares were issued or outstanding as of the date hereof. At the Effective Time, the authorized capitalization of the Surviving Corporation will consist solely of (a) 100,000,000 shares of the Surviving Corporation Common Stock; and (b) 10,000,000 shares of Surviving Corporation Preferred Stock, including 18,000 shares of Surviving Corporation Series A Preferred Stock.

          5.4 SUBSIDIARIES. There is set forth in the Purchaser Disclosure Schedule (i) the name and percentage ownership by the Purchaser of each of its Subsidiaries and each other entity in which the Purchaser has an ownership interest; (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; and (iii) the names of the officers, directors, partners or Persons holding a similar management position of each Subsidiary and each such entity.

          5.5  NO VIOLATION

          (a) None of the Purchaser or any of its Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) to the actual knowledge of the executive officers of Purchaser, in default in the performance of any obligation, agreement or condition contained in any Applicable Agreement, which violation or default could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          (b) Subject to the entry and provisions of the Confirmation Order and assuming that the consents, approvals, authorizations, declarations, filings and registrations referred to in Section 5.8 have been made or obtained and shall remain in full force and effect and the conditions set forth in Articles 7 and 8 shall have been satisfied or waived, neither the execution or delivery by the Purchaser of this Agreement nor the performance by the Purchaser of its obligations under this Agreement will (i) constitute a breach or violation under the Charter Documents of the Purchaser or any of its Subsidiaries; or (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration or cancellation of or result in the imposition of a Lien on any of the properties or assets of the Purchaser or any of its Subsidiaries or an acceleration of material indebtedness pursuant to, any Applicable Agreement, except where such breach, violation or default, or the failure to obtain such consent, or such termination, amendment or cancellation, or such imposition of a Lien, or such acceleration of indebtedness would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          5.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. The Purchaser has furnished or will upon request furnish the Purchaser with copies of its Annual Report on Form 10-K for the fiscal years ended November 30, 1993, 1994 and 1995 and its Quarterly Report on Form 10-Q for the quarter ended February 29, 1996, in each case with exhibits, and all other reports filed or required to be filed with the Exchange Act and the rules and regulations of the SEC thereunder since December 1, 1994 (all such reports being herein collectively called the "Purchaser SEC Reports"), each as filed with the SEC. Each of the Purchaser SEC Reports, when it was filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not on the date of filing or amendment, if any, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the Purchaser SEC
Reports: (i) were prepared in accordance with GAAP (except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the omission of certain notes not ordinarily accompanying such unaudited interim financial statements and to normal year-end adjustments and any other adjustments described therein) and with Regulation S-X promulgated under the Exchange Act; and (ii) present fairly the Purchaser's consolidated financial condition and the consolidated results of its operations, cash flows and shareholders equity as at the relevant dates thereof and for the periods covered thereby. .

          5.7 INFORMATION IN DISCLOSURE STATEMENT AND PURCHASER PROXY STATEMENT. None of the information supplied or to be supplied in writing by the Purchaser specifically for inclusion the Disclosure Statement, will, at the time it is filed with the Bankruptcy Court, at the time of the Disclosure Statement Hearing or at the time its is mailed to holders of Claims and Interests of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the information provided by the Company for inclusion in the Purchaser Proxy Statement (as to which the Purchaser expresses no view), the Purchaser Proxy Statement relating to the special meeting of stockholders of the Purchaser to be held in connection with the Merger will not, at the date mailed to the Purchaser's stockholders, at the time of the meeting of stockholders to be held in connection with the Merger and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Purchaser Proxy Statement will, when filed with the SEC by the Purchaser, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Purchaser with respect to statements made therein about the Company and based on information supplied by the Company for inclusion in the Purchaser Proxy Statement.

          5.8 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except
(i) for consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (ii) for the filing of a notification and report form under the HSR Act and the expiration or earlier termination of the applicable waiting period thereunder, (iii) for any filings with the SEC or any other Governmental Authority pursuant to the applicable requirements of any federal or state securities or Blue Sky laws, (iv) for the filing of the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Law and of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (v) for consents, approvals, authorizations, declarations or filings required under any Environmental Law,
(vi) for consents, approvals, authorizations, declarations or filings required under any agreement with a Governmental Authority, and (vii) for consents, approvals or authorizations, or declarations, filings or registrations, which, if not made or obtained would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          5.9 COMPLIANCE WITH LAWS. Except as set forth in the Purchaser SEC Reports or in the Purchaser Disclosure Schedule, to the actual knowledge of the executive officers of the Purchaser, the Purchaser and its Subsidiaries have complied with all applicable laws, regulations (including, without limitation, applicable occupational health and safety laws and regulations and applicable immigration laws and regulations) and zoning ordinances of foreign, federal, state and local governments and all agencies thereof which affect the business, business practices or any owned or leased properties of the Purchaser and its Subsidiaries and to which the Purchaser and its Subsidiaries may be subject, except where the failure to comply would not singly or in the aggregate have a Material Adverse Effect on the Purchaser.

          5.10 EMPLOYEE BENEFIT PLANS

          (a) IDENTIFICATION OF PLANS. The Purchaser Disclosure Schedule lists and identifies each Pension Benefit Plan, Welfare Benefit Plan and Multiemployer Plan which is (or, with respect to Multiemployer Plans or Pension Benefit Plan only, was within 12 months prior to the Effective Date) maintained or contributed to by the

Purchaser or any ERISA Affiliate or under which the Purchaser or any of its ERISA Affiliate was or is obligated to contribute, or has any liability with respect to, including terminated Multiemployer Plans which have been terminated within the past 12 months and any stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation or sick pay or leave, maintained or contributed by the Purchaser or any of its ERISA Affiliates (each individually a "Benefit Plan" and collectively the "Benefit Plans"). With respect to any Benefit Plan to which contributions are made pursuant to a collective bargaining agreement, the identification of such Benefit Plan may be made by referring to the collective bargaining agreement disclosed in the Purchaser Disclosure Schedule.

          (b)  REPRESENTATIONS APPLICABLE TO PENSION BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) Each Pension Benefit Plan which is intended to be "qualified" under Section 401(a) of the Code, is and has been at all times so qualified and each trust maintained thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code was so exempt throughout its existence.

               (ii) The funding method used in connection with each Pension Benefit Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable; as of the last day of the last plan year of each Pension Benefit Plan and, to the best knowledge of the Purchaser's actuary, as of the Effective Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Benefit Plan, accrued but unpaid contributions) did not and will not exceed zero; no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Benefit Plan with respect to any plan year, whether or not waived; neither the Purchaser nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; neither the Purchaser nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Benefit Plan; and neither the Purchaser nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Benefit Plan.

               (iii) The Purchaser and each ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Benefit Plan for each plan year thereof for which such premiums are required; neither the Purchaser nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; there has been no "reportable event" (as defined in Section 4043(b) or (c) of ERISA and the PBGC regulations under such Section, other than a reportable event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3) with respect to any Pension Benefit Plan; and neither the Purchaser nor any ERISA Affiliate has, at any time, (A) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA,
(B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (C) ceased making contributions on or before the Effective Date to any Pension Benefit Plan subject to Section 4064(a) of ERISA to which the Purchaser any ERISA Affiliate made contributions during the five years prior to the Effective Date.

          (c)  REPRESENTATIONS WITH RESPECT TO MULTIEMPLOYER PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) After taking into account the exceptions set forth in ERISA Sections 4203(b) and 4208(d), neither the Purchaser nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), to the Purchaser or any ERISA Affiliate which has not been fully satisfied or otherwise fully discharged.

               (ii) If, as of the Effective Date, the Purchaser and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

               (iii) To the actual knowledge of the executive officers of the Purchaser, with respect to each Multiemployer Plan: (A) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Purchaser or any ERISA Affiliate under Title IV of ERISA; (B) no proceeding has been initiated by any Person (including the PBGC) to terminate any Multiemployer Plan; (C) the Purchaser has no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (D) the Purchaser does not intend to withdraw from any Multiemployer Plan.

               (iv) Neither the Purchaser nor any ERISA Affiliate has incurred any liability with respect to any Multiemployer Plan which is a "welfare benefit plan" as defined in Section 3(1) of ERISA, under the terms of such Multiemployer Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligations to make contributions or other form of withdrawal from such Multiemployer Plan and if, as of the Effective Date, the Purchaser and all ERISA Affiliates were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all such Multiemployer Plans it (and they) would incur no liabilities with respect to any such Multiemployer Plans under the terms of such Multiemployer Plans, any collective bargaining agreement or otherwise.

          (d)  REPRESENTATIONS WITH RESPECT TO WELFARE BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) None of the Purchaser or any Welfare Benefit Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Purchaser or any ERISA Affiliate for post-retirement medical benefits or other post-retirement welfare benefits, and the Purchaser has accounted for such obligations in accordance with GAAP.

               (ii) Each Welfare Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

          (e)  GENERAL REPRESENTATIONS WITH RESPECT TO BENEFIT PLANS

          Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

               (i) Each Benefit Plan which is not a Multiemployer Plan complies and has been administered in form and operation with all requirements of ERISA, the Code and Applicable Law. The Purchaser and the ERISA Affiliates have performed all of their obligations under all Benefit Plans.

               (ii) There have been no acts or omissions which have given rise to, or which could give rise to, any Tax under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Purchaser and any ERISA Affiliate may be liable.

               (iii) All contributions required with respect to any Benefit Plan for all periods ending prior to the Effective Date (including periods from the first day of the current plan year to the Effective Date) will be timely made prior to the Effective Date by the Purchaser and all ERISA Affiliates.

               (iv) All required reports and descriptions of each Benefit Plan which is not a Multiemployer Plan have been timely filed and distributed.

               (v) None of the Purchaser or any ERISA Affiliate has any plan or commitment to establish any additional Benefit Plans or to amend any existing Benefit Plan.

               (vi) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Benefit Plans which are not Multiemployer Plans or the assets of any such Benefit Plans, and no facts exist which could give rise to any such action, suit, or claim.

               (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will entitle any employee of the Purchaser or its ERISA Affiliates to severance pay, unemployment compensation or any similar payment unless such employee is terminated from employment with the Purchaser or its ERISA Affiliates in connection with the consummation of this transaction (except obligations arising under the Worker Adjustment and Retraining Notification Act, if the Purchaser effects a "plant shutdown" or "mass layoff" after the Effective Date) or under any other applicable law or regulation.

               (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Purchaser or any ERISA Affiliates that, individually or collectively, provides for the payment by the Purchaser or any ERISA Affiliate of any amount (i) that is not deductible under
Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Benefit Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

               (x) Neither the Purchaser nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to any Benefit Plan with respect to any employee or former employee who is located outside of the United States which Benefit Plan is subject to foreign law.

          (f) DISCLOSURE OF DOCUMENTS AND INFORMATION. With respect to each Benefit Plan which is not a Multiemployer Plan, the Purchaser has disclosed in the Purchaser SEC Reports or in the Purchaser Disclosure Schedule or made available to Purchaser (i) a true and complete copy of such Benefit Plan, (ii) a copy of each trust or other funding arrangement applicable to such Benefit Plan,
(iii) the most recent summary plan description and any applicable summary of material modifications of such Benefit Plan, (iv) any annual reports or returns with respect to such Benefit Plan (on Form 5500 Series or Form 990 Series, as applicable), (v) all determination letters, rulings, exemptions, waivers and opinions issued by the IRS, PBGC or the Department of Labor with respect to such Benefit Plan and (vi) the most recently prepared actuarial report, auditor's report and financial statement, if applicable.

          5.11 TAXES

          Except as disclosed in the Purchaser SEC Reports, in the Purchaser Disclosure Schedule or as would not have a Material Adverse Effect on the
Purchaser:

          (a) All Tax Returns and reports required to be filed by the Purchaser or any of its Subsidiaries have been timely filed or will be timely filed, all such Tax Returns are true, correct and complete, and all Taxes, due or claimed to be due from the Purchaser or any of its Subsidiaries have been paid, other than those currently payable without penalty or interest and for which an adequate reserve or accrual has been established. To the best knowledge of the Purchaser, there is no actual or proposed additional Tax assessments or any claim of deficiency for any fiscal period ending on or prior to the Effective Date against the Purchaser or any of its Subsidiaries.

          (b) To the best knowledge of the Purchaser, no claim has ever been made by an authority in a jurisdiction, whether in the United States or otherwise, where any of the Purchaser and its Subsidiaries do not file Tax Returns that any of them is or may be subject to taxation by such jurisdiction. The Purchaser Disclosure Schedule indicates all federal Tax Returns that have been audited for all tax years for which the statute of limitations has not expired, and indicates those federal Tax Returns that are currently the subject of an audit.

          (c) Neither the Purchaser nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Purchaser or its Subsidiaries under Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the Purchaser and its Subsidiaries is a party to any Tax allocation or sharing agreement.

          (d) None of the Purchaser or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code.

          (e) There are no security interests on any of the assets of any of the Purchaser and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f) The Purchaser and each Subsidiary have withheld from their employees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding or payments to non-United States Persons) for all periods through the date hereof.

          (g) None of the Purchaser and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (h) None of the Purchaser and its Subsidiaries has filed a consent under Code Section 341(f) (or any similar provision of federal, state, local or foreign law) concerning collapsible corporations.

          (i) The unpaid Taxes of the Purchaser and its Subsidiaries (A) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Purchaser's most recent balance sheet (rather than in any notes thereto), and
(B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Purchaser and its Subsidiaries in filing their Tax Returns.

          (j) No "ownership change" within the meaning of Section 382 of the Code has occurred with respect to the Purchaser or any Subsidiary during the past 10 years.

          (k) Neither the Purchaser nor any Subsidiary (A) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, or (B) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (l) No Tax is required to be withheld pursuant to any provision of federal, state, local or foreign law, including without limitation Section 1445 of the Code, as a result of any of the transactions contemplated by this Agreement.

          (m) Neither the Purchaser nor any Subsidiary is a lessor (or treated as a lessor for federal income Tax purposes) of any property pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or of any property that is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          5.12 ENVIRONMENTAL MATTERS. Except as disclosed in the Purchaser SEC Reports or the Purchaser Disclosure Schedule:

          (a) Each of the Purchaser and its Subsidiaries is in compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by the Purchaser or its Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

          (b) None of the Purchaser or any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, employee or otherwise, that alleges that the Purchaser or any of its Subsidiaries is not in such compliance where the failure to comply could, singly or in the aggregate, have a Material Adverse Effect on the Purchaser, and there are no currently existing circum stances actually known to the executive officers of the Purchaser that, if not corrected, could prevent such compliance in the future.

          (c) There are no Environmental Claims pending or, to the actual knowledge of the executive officers of the Purchaser, threatened against the Purchaser or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Purchaser or any of its Subsidiaries has retained or assumed either contractually or by operation of law that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Purchaser; and to the actual knowledge of the executive officers of the Purchaser, there is no basis for any such claim.

          5.13 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in the Purchaser SEC Reports or the Purchaser Disclosure Statement: (a) since November 30, 1995, no event has occurred with respect to the Purchaser or any of its Subsidiaries which has had, or which is reasonably likely to have, a Material Adverse Effect on the Purchaser; and (b) since the date hereof, neither the Purchaser nor any of its Subsidiaries has taken any action which would be prohibited under Section 6.3.


                                   ARTICLE 6
                   ACTIONS BY THE COMPANY AND THE PURCHASER
                          PENDING THE EFFECTIVE DATE

          The Company and the Purchaser covenant as follows for the period from the date hereof through the Effective Date:

          6.1  MAINTENANCE OF BUSINESS.

          (a) Subject after the Filing Date to any obligations as a debtor and debtor-in-possession under the Bankruptcy Code, the Company shall, and shall cause each of its Subsidiaries to, diligently carry on its business in the ordinary course consistent with past practice, including, without limitation, meeting its obligations as they become due and fulfilling its commitments to suppliers to the extent allowed under the First Day Orders. The Company shall cause its existing insurance policies to be maintained in effect through the Effective Date.

          (b) The Purchaser shall, and shall cause each of its Subsidiaries to, diligently carry on its business in the ordinary course consistent with past practice. The Purchaser shall cause its existing insurance policies to be maintained in effect through the Effective Date.

          6.2 CERTAIN PROHIBITED COMPANY TRANSACTIONS. Without the prior written approval of the Purchaser (which shall not be unreasonably withheld or delayed) or except as otherwise contemplated under this Agreement or under the Plan, prior to the Effective Date the Company shall not, and shall cause each of its Subsidiaries not to:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice and, with respect to indebtedness for borrowed money, pursuant to existing agreements or pursuant to a DIP Facility as contemplated by the Plan;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into, exchangeable for or exercisable to purchase shares of its capital stock or any other securities, other than shares issued upon exercise of issued and outstanding options, warrants and other rights to purchase capital stock of the Company, or amend or modify the terms of any issued and outstanding options, warrants and other rights to purchase capital stock of the Company;

          (c) make or pay or incur any obligation to make or pay any dividend or other distribution on its capital stock or make or incur any obligation to make any redemption, repurchase or other acquisition of its respect to capital stock or split or reclassify any of its capital stock;

          (d) make any change to its Certificate of Incorporation or bylaws other than the filing of the Merger Certificate;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets with a value in excess of $5,000,000 (unless such assets are worn-out obsolete) or cancel, release, compromise or assign any indebtedness owed to it or any claims held by it, except, in any such case, in the ordinary course of business and consistent with past practice or in connection with the DIP Facility;

          (f) enter into any sale and leaseback agreement or transaction except in the ordinary course of business and consistent with past practice;

          (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice;

          (h) make any material tax election or make any material change in the Company's accounting principles or practices or tax positions (other than elections or changes necessary to facilitate refunds described under clause (c) of the definition of Excluded Assets);

          (i) enter into any engineering or mining services contracts involving fixed payments of more than $5,000,000 in any year or construction, construction management or mining operations contracts involving fixed payments of more than $10,000,000 in any year or into any other material contract (other than reimbursable subcontracts) that would involve fixed payments or accruals of fixed payments by the Company of more than $1,500,000 in any year;

          (j) enter into any employment agreement providing for a salary in excess of $150,000 per year or increase the compensation of employees who earn more than $150,000 per year other than increases in the ordinary course of business consistent with past practice; or

          (k) enter into any other transactions outside the ordinary course of business or do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue.

          6.3 CERTAIN PROHIBITED PURCHASER TRANSACTIONS. Without the prior written approval of the Company (which shall not be unreasonably withheld or delayed) or except as otherwise contemplated under this Agreement or under the Plan or except as disclosed in the Purchaser Disclosure Schedule, prior to the Effective Date the Purchaser shall not, and shall cause each of its Subsidiaries not to:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice and, with respect to indebtedness for borrowed money, pursuant to existing agreements or pursuant to a DIP Facility as contemplated by the Plan;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into, exchangeable for or exercisable to purchase shares of its capital stock or any other securities, other than shares issued upon exercise of issued and outstanding options, warrants and other rights to purchase capital stock of the Purchaser, or amend or modify the terms of any issued and outstanding options, warrants and other rights to purchase capital stock of the Purchaser;

          (c) make or pay or incur any obligation to make or pay any dividend or other distribution on its capital stock or make or incur any obligation to make any redemption, repurchase or other acquisition of its respect to capital stock or split or reclassify any of its capital stock;

          (d) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets with a value in excess of $5,000,000 (unless such assets are worn-out obsolete) or cancel, release, compromise or assign any indebtedness owed to it or any claims held by it, except, in any such case, in the ordinary course of business and consistent with past practice;

          (e) enter into any sale and leaseback agreement or transaction except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except, in any such case, in the ordinary course of business and consistent with past practice;

          (g) enter into any employment agreement providing for a salary in excess of $150,000 per year or increase the compensation of employees who earn more than $150,000 per year other than increases in the ordinary course of business consistent with past practice; or

          (h) enter into any other transactions outside the ordinary course of business or do any other act which would cause any representation or warranty of the Purchaser in this Agreement to be or become untrue.

          6.4 PURCHASER PROXY STATEMENT. Subject to the terms and conditions of this Agreement, the Purchaser agrees to use its best efforts to prepare and file the Purchaser Proxy Statement with the SEC and to have the Purchaser Proxy Statement cleared by the SEC as promptly as practicable, including by consulting with the other parties hereto as to, and responding promptly to, any SEC comments with respect thereto. The Company agrees to provide all information regarding the Company and its subsidiaries, officers and directors that is necessary to permit the Purchaser to prepare and file the Purchaser Proxy Statement. In addition, if at any time prior to the stockholders' meeting any event or circumstance relating to the Company or any of its Subsidiaries, or any of its officers or directors should be discovered by the Company which is required to be set forth in an amendment or supplement to the Purchaser Proxy Statement, the Company shall promptly inform the Purchaser of such event or circumstance and shall provide all information with respect thereto necessary to permit the Purchaser to prepare such amendment or supplement. The information supplied by the Company for inclusion in the Purchaser Proxy Statement or any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          6.5 MEETING OF PURCHASER'S STOCKHOLDERS. The Purchaser shall, in accordance with applicable law and its certificate of incorporation and bylaws, duly call, convene and hold a meeting of its stockholders to occur as promptly as practicable (and in any event prior to December 31, 1996) for the purpose of voting upon this Agreement, the Merger and related matters. The Purchaser will, through its Board of Directors, recommend to its stockholders approval of such matters and will take all lawful action to solicit such approval, including without limitation timely mailing the Purchaser Proxy Statement, which shall include such recommendation.

          6.6 INVESTIGATION. Each of the Company and the Purchaser agrees to permit the other and its employees, agents and representatives reasonable access to (a) its premises and (b) all of its books, computer software application systems, files and records, including, but not limited to, lease, loan, real estate, financial, tax and personnel files and records, and to furnish the other such financial and operating data and other information with respect to its business, assets and properties as the other shall request, for the purpose of conducting a complete and thorough investigation and review of the other's business. Each of the Company and the Purchaser shall authorize its accountants to provide the other with their working papers for its financial statements. Each of the Company and the Purchaser shall make its officers and other employees available to the other and its employees, agents and representatives to respond to questions and requests for information in connection with the other's due diligence investigation. Each of the Company and the Purchaser shall keep the other informed of all material developments involving its operations and activities.

          6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Effective Date and (ii) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company and the Purchaser acknowledge that they are presently unaware of any facts that cause any representation or warranty contained in this Agreement to be untrue or inaccurate.

          6.8 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, and the fiduciary duties of their respective Board of Directors, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with the Bankruptcy Court or with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. In addition, if at any time prior to the Effective Date any event or circumstance relating to either the Company or the Purchaser or any of their respective Subsidiaries, or any of their respective officers or directors, should be discovered by the Company or the Purchaser, as the case may be, and which should be set forth in an amendment or supplement to the Disclosure Statement or the Purchaser Proxy Statement, the discovering party shall promptly inform the other party of such event or circumstance.

          6.9 NEW YORK STOCK EXCHANGE LISTING. The Purchaser shall use its reasonable best efforts to cause the Surviving Corporation Common Stock and the Surviving Corporation Warrants to be issued under the Plan to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Date.

          6.10 EXECUTORY CONTRACTS. Exhibit F to the Standalone Plan lists each of the executory contracts and unexpired leases which the Company presently intends to reject in the Plan pursuant to Section 365 of the Bankruptcy Code in the Reorganization Cases. The Company shall notify the Purchaser of any proposed changes to such exhibit. During the pendency of the Reorganization Cases, the Company will not assume any contract or lease listed on Exhibit F to the Standalone Plan without the prior approval of the Purchaser (which shall not be unreasonably withheld or delayed).

          6.11 EXCLUSIVITY. The Company agrees that during the period from the date hereof until the Effective Date (or the earlier termination of this Agreement under Section 10.1), neither the Company nor any of its affiliates nor any of their respective directors, officers, employees, representatives or agents (collectively the "Restricted Parties"), shall directly or indirectly, solicit, initiate or encourage any discussions, submissions of proposals or offers or negotiations with, or assist or participate in, facilitate or encourage any effort or attempt by, or otherwise cooperate in any other way with, or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, any corporation, partnership, Person or other entity or group, other than the Purchaser and its partners, employees, representatives, agents and affiliates, concerning any merger, consolidation, sale of assets, sale of shares of capital stock or other equity securities or other recapitalization, debt restructuring or similar transaction involving the Company, a substantial portion of the assets of the Company or any division of the Company, whether as part of a plan of reorganization or otherwise (any such transaction, other than a transaction solely involving MK Rail, being referred to herein as an "Alternative Transaction"); provided, however, that the Restricted Parties may furnish information to, or enter into discussions or negotiations with, any Person or entity in response to proposal for a Qualifying Alternative Transaction if, and only to the extent that, the Company's Board of Directors, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary obligations under applicable law. A "Qualifying Alternative Transaction" is an Alternative Transaction that the Company's Board of Directors determines in good faith, after consultation with its financial advisors, would provide aggregate consideration of at least $15,000,000 greater than the consideration provided by the Purchaser under this Agreement. For purposes of the foregoing definition, the value of the consideration provided by the Purchaser under this Agreement shall be deemed to be $235,000,000. The Company shall immediately inform each party with which it is currently holding discussions or negotiations concerning an Alternative Transaction of the execution of this Agreement and of the termination of such discussions or negotiations.

          The Company shall immediately (and within no more than 24 hours) notify the Purchaser if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to the Purchaser, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                                   ARTICLE 7
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

          The obligations of the Company under this Agreement to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or written waiver, on or prior to the Effective Date, of each of the following conditions:

          7.1 CONFIRMATION OF THE PLAN. The Confirmation Order shall have been entered and no stay of the Confirmation Order pending appeal shall have been entered and all other conditions to the effectiveness of the Plan as set forth in the Plan shall have been satisfied or waived.

          7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of the Effective Date (except to the extent that such representations and warranties speak as of an earlier date) as if such representations and warranties were made at and as of the Effective Date, and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date. There shall be delivered to the Company a certificate (signed by the President or a Vice President of the Purchaser on behalf of the Purchaser) to the foregoing effect.

          7.3 PURCHASER STOCKHOLDERS' MEETING. The Merger and the other transactions contemplated by this Agreement shall have been approved by the Purchaser's stockholders in accordance with the applicable requirements of the Delaware Law at a stockholders' meeting contemplated by Section 6.5. The letter, dated May 16, 1996, of Dennis Washington with respect to his agreement to vote his shares of Purchaser Common Stock in favor of the transactions contemplated by this Agreement shall not have been withdrawn or revoked.

          7.4 STOCK AND WARRANTS FREELY TRADEABLE. The Surviving Corporation Common Stock and the Surviving Corporation Warrants to be issued in the Distributions shall be issued under an exemption from registration under the Securities Act, shall be freely tradeable by holders who are not Affiliates of the Surviving Corporation or "underwriters" under the Securities Act with respect to such securities and shall contain no restrictive legend. The Surviving Corporation Common Stock and the Surviving Corporation Warrants shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          7.5 CONSENTS. All consents, approvals and authorizations from Governmental Authorities and other parties provided for under Sections 4.9 and
5.8 to permit consummation of the transactions as contemplated hereby (other than any consent, approval or authorization of the kind specified in clauses
(vi) or (vii) of either such Section) shall have been obtained.

          7.6 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

          7.7 CERTIFICATES. The Purchaser shall have furnished the Company with such certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Company.

          7.8 CORPORATE DOCUMENTS. The Company shall have received from the Purchaser resolutions adopted by the board of directors of the Purchaser approving this Agreement and the transactions contemplated hereby, certified by the Purchaser's corporate secretary, and a tabulation reflecting the results of the vote of the stockholders of the Purchaser adopting this Agreement, certified by the inspector of election for the meeting of such stockholders.

          Notwithstanding the foregoing, the Company's obligation under this Agreement to consummate the Merger and the other transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of a breach by the Company of its obligations under this Agreement.

                                   ARTICLE 8
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

          The obligations of the Purchaser under this Agreement to make the payments under Section 2.1 and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or written waiver, on or prior to the Effective Date, of each of the following conditions:

          8.1 COMPLETION OF OTHER TRANSACTIONS. Simultaneously with or prior to the Purchaser's effectuation of the transactions to be effected by it at the
Closing:

               (a) The Disclosure Statement and the Solicitation Materials shall have been approved by the Bankruptcy Court at the Disclosure Statement Hearing;

               (b) The Purchaser Proxy Statement shall have been cleared by the staff of the SEC and no stop order or proceeding seeking stop orders shall have been issued with respect to the Purchaser Proxy Statement.

               (c) The Confirmation Order shall have been entered and no stay of the Confirmation Order pending appeal shall have been entered and all other conditions to the effectiveness of the Plan as set forth in the Plan shall have been satisfied or waived.

               (d) The Surviving Corporation Common Stock and, if required by the New York Stock Exchange for the continued listing of the Surviving Corporation Common Stock, the Surviving Corporation Warrants shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Date (except to the extent that such representations and warranties speak as of an earlier date) as if such representations and warranties were made at and as of the Effective Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date. There shall be delivered to the Purchaser a certificate (signed by the President or a Vice President of the Company on behalf of the Company) to the foregoing effect.

          8.3 CONSENTS. All consents, approvals and authorizations from Governmental Authorities, and other parties provided for under Sections 4.9 and
5.8 to permit consummation of the transactions as contemplated hereby (other than any consent, approval or authorization of the kind specified in clauses
(vi) or (vii) of either such Section), shall have been obtained.

          8.4 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. No suit, action, investigation, inquiry or other Proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Surviving Corporation.

          8.5 BORROWINGS UNDER DIP FACILITY. Aggregate borrowings under the DIP Facility shall not exceed $50,000,000 on the Effective Date.

          8.6 SETTLEMENT OF CERTAIN LITIGATION. All Company stockholder litigation (other than the litigation commenced in the name of Karol Pilarczyk) shall have been settled or dismissed in accordance with the agreements providing therefor entered into by the Company prior to the date hereof (copies of which have been provided to the Purchaser) or otherwise on terms acceptable to the Purchaser.

          8.7 HEADQUARTERS LEASE. On or prior to the Effective Date, all conditions to the effectiveness of a new lease (a copy of which has been furnished to

Purchaser) covering the Company's corporate headquarters in Boise, Idaho shall have been satisfied or waived.

          8.8 CERTIFICATES. The Company shall have furnished the Purchaser with such certificates of the respective officers of the Company and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Purchaser.

          8.9 CORPORATE DOCUMENTS. The Purchaser shall have received from the Company resolutions adopted by the board of directors of the Company approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of the Company.

          Notwithstanding the foregoing, the Purchaser's obligations under this Agreement to make the payments contemplated by Section 2.1 and to consummate the Merger and the other transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of a breach by the Purchaser of its obligations under this Agreement.

                                   ARTICLE 9
                            ACTIONS BY THE COMPANY
                  AND THE PURCHASER AFTER THE EFFECTIVE DATE

          9.1 FURTHER ASSURANCES. On and after the Effective Date, the Company and the Purchaser will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting the Purchaser in possession and operating control of the business of the Company from and after the Effective Time.

          9.2  DIRECTORS AND OFFICERS INSURANCE.  The Purchaser shall either:
(i) provide directors' and officers' liability insurance having substantially similar terms and conditions and providing substantially similar coverage as the directors' and officers' liability insurance maintained by the Company at the Effective Date for a period of three years following the Effective Date for all present directors and officers of the Company and its Subsidiaries, provided that the Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors, or (ii) purchase runoff extensions under the Company's existing directors' and officers' and fiduciary liability insurance policies, extending the period for making claims under such policies for at least three years following the Effective Date; provided, in each case that if the annual cost of such coverage would exceed 150% of the Company's last annual premium therefor, the Purchaser shall purchase as much coverage as possible for 150% of such amount for each year in such three-year period.

          9.3  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Purchaser, Washington Corporations, Dennis Washington and their respective affiliates, directors, officers, advisors, agents and employees (the "Indemnified Purchaser Parties"), to the fullest extent lawful, from and against any and all claims, actions and suits asserted against any of them, and any and all damages, judgments, liabilities and expenses resulting from or incurred in response thereto (including, without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal expenses) (collectively "Losses"), arising out of, or in connection with, the Merger or the Plan, and the Company shall indemnify and hold harmless all present officers and directors of the Company or any of its Subsidiaries (the "Indemnified Company Parties" and, together with the Indemnified Purchaser Parties the "Indemnified Parties"), to the fullest extent lawful, from and against any and all claims, actions and suits asserted against any of them and any and all Losses resulting from or incurred in response thereto, arising in whole of in part out of the status at any time of any such Person as on officer or director of the Company or any of its Subsidiaries or any action taken or omitted to be taken at any time in his or her capacity as such, including without limitation any such action taken or omitted to be taken in connection with this Agreement or the Plan or the respective transactions contemplated hereby and thereby; provided, that no Indemnified Party shall be entitled to indemnification by the Company hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Indemnified Party or any affiliate, director, officer or employee of such Indemnified Party. If any action or proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of expenses as provided in the preceding sentence. The Indemnified Party shall have the right to employ separate counsel in any such action, and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by such Indemnified Party, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company shall have failed promptly to assume the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding, or
(iii) such Indemnified Party shall have reasonably concluded that there are defenses available to it which are different from or additional to those available to the Company which, if the Company and the Indemnified Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being agreed to and understood that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together, if appropriate, with one firm of local counsel per jurisdiction) at any time for such Indemnified Party, which counsel or firm shall be designated in writing by such Indemnified Party or by the Purchaser if there is more than on Indemnified Party, provided, that in the case of clause
(c) above, the Company shall only be liable for the fees and expenses of separate counsel with respect to such different or additional defenses and such Indemnified Party shall instruct such separate counsel to cooperate with Company counsel in order to reduce the fees and expenses for which the Company is liable). The Company shall not be liable for any settlement of such action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless any such Indemnified Party from and against any Losses (to the extent stated above) by reason of such settlement or judgment. All references in this Section 9.3(a) to the "Company" shall be deemed to include the Surviving Corporation from and after the Effective Time.

          (b) The provisions of Section 9.3(a) shall be in addition to, but not duplicative of, any rights to indemnification that any of the Indemnified Company Parties may have under the certificate of incorporation of by-laws of the Company or any of its Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party, which rights (except as may otherwise be provided in the Plan) shall survive the Merger and be honored by the Surviving Corporation and the applicable Subsidiaries thereof in accordance with their terms.

          9.4 REGISTRATION RIGHTS. Without limiting the generality or effect of Section 1.1, the Plan will provide that the Surviving Corporation will on the Effective Date enter into a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit 4 with Persons who receive Surviving Corporation Common Stock in the Distributions and who desire to be a party to such agreement.

                                  ARTICLE 10
                           TERMINATION AND AMENDMENT

          10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

          (a)  by mutual written consent of the Purchaser and the Company;

          (b) by either the Purchaser or the Company if (i) a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Plan or the Merger (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party who has not complied with its obligations under Section 6.8 and whose noncompliance has materially contributed to the issuance of any such order, decree or ruling or the taking of any such action), or (ii) the Effective Date shall not have occurred on or before December 31, 1996;

          (c) by the Purchaser if (i)(A) there are inaccuracies in the representations and warranties of the Company that would have a Material Adverse Effect on the Company, or (B) there has been a material breach on the part of the Company in the covenants of the Company set forth herein, or any failure on the part of the Company to comply with its material obligations hereunder, or any other events or circumstances shall have occurred or exist (otherwise than as the result, direct or indirect, of a breach by the Purchaser of its obligations under this Agreement), such that, in any such case, the conditions set forth in Article 8 cannot be satisfied on or prior to date on which all other conditions to the effectiveness of the Plan shall have been satisfied or waived, (ii) the Company has not received the Requisite Acceptances to the Plan on or prior to July 1, 1996, or (iii) the Confirmation Order shall not have been entered on or before August 31, 1996 (unless the failure of the Confirmation Order to be entered on or before such date was the result, direct or indirect, of actions or omissions by the Purchaser);

          (d) by the Company if (i) (A) there are inaccuracies in the representations and warranties of the Purchaser that would have a Material Adverse Effect on the Purchaser or the Surviving Corporation or (B) there has been a material breach on the part of the Purchaser in the covenants of the Purchaser set forth herein, or any failure on the part of the Purchaser to comply with its material obligations hereunder, or any other events or circumstances shall have occurred or exist (otherwise than as the result, direct or indirect, of a breach by the Company of its obligations under this Agreement), such that, in any such case, the conditions set forth in Article 7 cannot be satisfied on or prior to the date on which all other conditions to the effectiveness of the Plan shall have been satisfied or waived, or (ii) the Purchaser's stockholders do not approve the Merger in accordance with the applicable requirements of the Delaware Law at the Purchaser's stockholders' meeting contemplated by Section 6.5, or (iii) on or prior to the 35th day following Filing Date the Company receives a firm offer with respect to a Qualifying Alternative Transaction that, in the good faith determination of its Board of Directors after consultation with its financial advisors and with independent legal counsel (which may include its regularly engaged legal counsel), is reasonably capable of being financed and would cause the Board of Directors of the Company to violate its fiduciary duties under applicable law were it to proceed with the Plan and the Merger under this Agreement (such an offer, an "Offer"), and following such determinations such Offer and all documents relating thereto, together with a written statement on behalf of the Board of Directors of the Company that the Company intends to terminate this Agreement in order to accept such Offer, is presented to the Purchaser and the Purchaser declines to match or exceed such Offer within three business days following such presentation.

          10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or the Purchaser as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser or the Company or their respective officers or directors (other than as provided in Section 10.3 below) except for Sections 9.3 and 12.12.

          10.3  BREAK-UP FEES.   In the event (a) the Company (i) fails to
consummate the Merger in breach of its obligations under this Agreement, or (ii) terminates this Agreement pursuant to Section 10.1(d)(iii) and thereafter enters into a definitive agreement with respect to a Substantial Transaction within one year of such termination, and (b) in either such case the Purchaser is not in material breach of its obligations under this Agreement and, at the time of such failure or termination, as the case may be, is ready, willing and able to proceed to consummate the transactions hereunder, the Company shall forthwith pay Purchaser a fee of $9,000,000 plus reimbursement of expenses as provided in
Section 10.4. In addition, in the case of a termination pursuant to Section 10.1(d)(iii), the Company shall pay the Purchaser, promptly upon consummation of such Substantial Transaction, the lesser of (i) $3,000,000 and (ii) 40% of the amount by which the value of the consideration provided in the Substantial Transaction exceeds $250,000,000. A "Substantial Transaction" means an Alternative Transaction involving the sale of the Company, the sale of a majority of the stock of the Company (by means of a merger, stock sale or other transaction), the sale of any of the Company's principal operating businesses (other then MK Rail) and any other reorganization involving an equity infusion.

          10.4 EXPENSES. The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the Plan and the Merger, including all fees of attorneys, brokers, finders, accountants, and financial advisors, whether or not the Plan or the Merger shall be consummated. The Company agrees to fulfill its obligation to reimburse the Purchaser for any reasonable out-of-pocket fees and expenses incurred by Purchaser pursuant to the April 15, 1996 letter agreement between the Company and Purchaser; provided that such expenses and fees incurred on or after May 16, 1996 through May 23, 1996 shall not exceed an aggregate of $150,000. Paragraph 4 of the April 15, 1996 letter agreement is hereby terminated as of the date hereof. In the event that the break-up fee set forth in Section 10.3 becomes due and payable to the Purchaser, the Company shall reimburse the Purchaser for such reasonable documented out-of-pocket expenses and fees incurred after May 13, 1996 in an amount not to exceed $1,000,000.

                                  ARTICLE 11
                                  DEFINITIONS

          11.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein contained, neither MK Rail nor any Subsidiary thereof shall be deemed to be an "Affiliate" of the Company or any of its Subsidiaries.

          "Agreement" has the meaning set forth in the Preamble hereof.

          "Applicable Agreement" means, with respect to any Person, any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust, lease, contract, agreement, license or instrument to which such Person or any of the Subsidiaries is a party or by which any of their respective properties or assets is bound.

          "Applicable Employment Law" means any Applicable Law governing or respecting employment or the termination thereof, employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, or discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          "Applicable Law" means any law, statute, ordinance, judgment, injunction, decree, writ, regulation, interpretation, rule or order of any court or Governmental Authority, and any other governmental restrictions or requirements, including (without limitation) pursuant to any permit or license in effect on or prior to the Effective Date.

          "Bankruptcy Code" has the meaning set forth in Section 1.3

          "Bankruptcy Court" has the meaning set forth in Section 1.5.

          "Bankruptcy Notices" has the meaning set forth in Section 1.4.

          "Bankruptcy Rules" has the meaning set forth in Section 1.3.

          "Benefit Plan" has the respective meanings set forth in Section 4.13(a) and 5.10(a).

          "Chapter 11 Petitions" has the meaning set forth in Section 1.4.

          "Charter Documents" means, with respect to any Person, the articles or certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

          "Code" shall mean the Internal Revenue Code of 1986, as amended to the date hereof.

          "Company" has the meaning set forth in the Preamble.

          "Company Common Stock" means the Common Stock, par value $1.67 per share, of the Company.

          "Company Disclosure Schedule" means a schedule delivered by the Company to the Purchaser as of the date hereof which sets forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement.

          "Company Preferred Stock" means the Preferred Stock, par value $.10 per share, of the Company.

          "Company SEC Reports" has the meaning set forth in Section 4.6.

          "Confirmation Hearing" has the meaning set forth in Section 1.5.

          "Confirmation Order" has the meaning set forth in Section 1.7.

          "Debtor Subsidiaries" has the meaning set forth in Section 1.3.

          "Delaware Law" has the meaning set forth in Section 3.1.

          "DIP Facility" has the meaning set forth in Section 1.9.

          "Disbursing Agent" has the meaning set forth in Section 2.1.

          "Disclosure Statement" has the meaning set forth in Section 1.3.

          "Disclosure Statement Hearing" has the meaning set forth in Section
1.5.

          "Distributions" has the meaning set forth in Section 1.8.

          "Effective Date" has the meaning set forth in Section 1.8.

          "Effective Time" has the meaning set forth in Section 3.1.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or any of the Subsidiaries, or (b) any noncompliance with any Environmental Law.

          "Environmental Law" means any and all Applicable Laws relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any Materials of Environmental Concern into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of any Materials of Environmental Concern.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, that together with the Person would be deemed a "single employer" (i) under ERISA Section 4001 for purposes of any plan which is subject to Title IV of ERISA; (ii) under Code Sections 414(b), (c), (m) or (o) for purposes of liability under ERISA Sections 302(c)(11) and Code
Section 412(c)(11) or for purposes of any lien created under ERISA Section 302(f) or Code Section 412(n); or (iii) under Code Sections 414(b) or (c) for all other applicable purposes not described above.

          "Exchange Act" has the meaning set forth in Section 4.6.

          "Excluded Assets" means (a) the common stock in MK Rail owned by the Company, (b) the Company's note receivable from MK Rail or the proceeds therefrom, and (c) all amounts received by the Company in respect of refunds of federal income tax and interest thereon associated with amended federal income tax returns of the Company and its consolidated Subsidiaries for the calendar years 1982 through 1990 which were filed prior to January 1, 1996, which change the Company's election from deducting foreign taxes to claiming a credit for those taxes; provided, that the cumulative total amount of such amounts received which constitute "Excluded Assets" under this clause (c) shall not exceed $18,000,000.

          "Filing Date" has the meaning set forth in Section 1.3.

          "First Day Orders" has the meaning set forth in Section 1.4.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental, administrative or regulatory authority or agency.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Intellectual Property" means all trademarks, patents, service marks, trade names, copyrights, fictitious business names, and licenses or similar agreements or arrangements.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell).

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), revenues, gross profits, assets, liabilities or business of such Person and its Subsidiaries, taken as a whole, (ii) the ability of such Person or any of its Affiliates to perform its obligations hereunder or (iii) the validity or enforceability of this Agreement. The assertion of a claim arising out of a contract, agreement or commitment to which the Company or any of its Subsidiaries is a party that, as a result of the consummation of the transactions contemplated hereby, the Surviving Corporation would be in breach of, or would be subject to a diminution in or termination of its rights or benefits under, an agreement, contract or commitment, the result of which is reasonably likely to result in a decrease in annual gross profit of at least $3,000,000 for any single agreement, contract or commitment shall be deemed to be an event which is reasonably likely to have a Material Adverse Effect on the Company; provided, however, that any such claim that shall have been been resolved prior to the Effective Date without having resulted in such a decrease in annual gross profit being reasonably likely shall not be deemed to be such an event.

          "Materials of Environmental Concern" means pesticides, chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances.

          "Merger" has the meaning set forth in Recital C.

          "Merger Certificate" shall have the meaning set forth in Section 3.1.

          "MK Rail" means MK Rail Corporation, a Delaware corporation.

          "Multiemployer Plan" means, with respect to any Person, on any date, a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made at any time during the six-year period ending on or prior to such date, by such Person and that is covered by Title IV of ERISA.

          "NLRB" means the National Labor Relations Board.

          "Offer" has the meaning set forth in Section 10.1(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permit" means all certificates, licenses, approvals and permits necessary under Applicable Laws in connection with the present use of the properties and assets and operation of the businesses of the Company and its Subsidiaries.

          "Pension Benefit Plan" means, with respect to any Person, an employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is maintained or contributed to by such Person or with respect to which such Person has any obligation or liability.

          "Permitted Liens" means (i) Liens securing the Company's existing indebtedness and indebtedness under the DIP Facility; (ii) Liens in favor of the Company or any Subsidiary; (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, (vi) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable,
(vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries, (ix) Purchase Money Liens (including extensions and renewals thereof); (x) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; and (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

          "Person" means any individual, partnership, corporation, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Plan" has the meaning set forth in Section 1.1.

          "Proceeding" means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, threatened or, to the actual knowledge of the executive officers of the Company, contemplated.

          "Purchase Money Lien" means a Lien granted on an asset or property to secure indebtedness incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property.

          "Purchaser" has the meaning set forth in the Preamble.

          "Purchaser Common Stock" means the Common Stock, par value $.01 per share, of the Purchaser.

          "Purchaser Disclosure Schedule" means a schedule delivered by the Purchaser to the Company as of the date hereof which sets forth exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by Article 5 hereof and other provisions of this Agreement.

          "Purchaser Proxy Statement" has the meaning set forth in Section 4.8.

          "Purchaser SEC Reports" has the meaning set forth in Section 5.6.

          "Qualifying Alternative Transaction" has the meaning set forth in
Section 6.11.

          "Registration Rights Agreement" has the meaning set forth in Section 9.4.

          "Reorganization Cases" has the meaning set forth in Section 1.5.

          "Requisite Acceptances" has the meaning set forth in Section 1.3.

          "SEC" has the meaning set forth in Section 4.6.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Solicitation Materials" has the meaning set forth in Section 1.3.

          "Standalone Plan" has the meaning set forth in Recital A.

          "Standalone Disclosure Statement" has the meaning set forth in Recital A.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided that, notwithstanding anything to the contrary herein contained, neither MK Rail nor any Subsidiary thereof shall not be deemed to be a "Subsidiary" of the Company.

          "Substantial Transaction" has the meaning set forth in Section 10.3.

          "Surviving Corporation" has the meaning set forth in Section 3.1.

          "Surviving Corporation Common Stock" means the Common Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Preferred Stock" means the Preferred Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Series A Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, of the Surviving Corporation.

          "Surviving Corporation Warrants" has the meaning set forth in Section 3.4.

          "Tax or Taxes" means any federal, state, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, transfer, stamp, occupation, alternative or add-on minimum, estimated or other taxes of any kind whatsoever (including, without limitation, fines, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Returns" means any federal, state, local and foreign returns, declarations, elections, statements, reports, schedules and information returns pertaining to any Tax or the refiling or amendment of any such Tax Returns previously filed.

          "Touchstone Plaintiffs" has the meaning set forth in Section 1.3.

          "ULP" means an unfair labor practice as defined in the National Labor Relations Act.

          "Welfare Benefit Plan" means, with respect to any Person, an employee welfare benefit plan (as defined in Section 3(1) of ERISA), other than a Multiemployer Plan, which is maintained or contributed to by such Person or with respect to which such Person has any obligation or liability.

                                  ARTICLE 12
                                 MISCELLANEOUS

          12.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in the Company Disclosure Schedule and the Purchaser Disclosure Schedule shall be deemed to be representations and warranties of the Company and Purchaser, respectively. The representations and warranties of the Company and the Purchaser contained herein and in the Company Disclosure Schedule and Purchaser Disclosure Schedule, respectively, shall not survive the Effective Time.

          12.2 ASSIGNMENT; BINDING; EFFECT; BENEFITS. Neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of the Purchaser, or by the Purchaser without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 9.2, 9.3 and 9.4, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          12.3 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission (with confirmation given) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

     If to
     the Company:

          Morrison Knudsen Corporation
          Morrison Knudsen Plaza
          P.O. Box 73
          Boise, Idaho  83729
          Attention:  Stephen G. Hanks

     If to the Purchaser:

          Washington Construction Group, Inc.
          27400 East 5th Street
          Highland, California  92346
          Attention:  John Wimberly

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          12.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware or, solely, with respect to matters of law concerning the internal corporate affairs of any corporate entity which is the subject of this Agreement, the law of the jurisdiction under which the respective entity derives its powers.

          12.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto and the confidentiality agreements referred to in Section 12.12, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supple ment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.9 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and that the parties shall be entitled to specific performance of the terms hereof, in addition to actions for damages and any other remedy at law or equity.

          12.10 ATTORNEYS FEES. The parties hereby agree that if any party hereto pursues a Proceeding to enforce the terms of this Agreement, the prevailing party in any such Proceeding shall be entitled to recover its attorneys fees and other costs and expenses incurred in such Proceeding from the other party.

          12.11 PUBLICITY. All public announcements or statements concerning the Merger and the Plan shall be jointly approved by Purchaser and the Company. However, in the event the parties are unable to agree on a public statement or announcement following the announcement of this Agreement and the Company or the Purchaser determines, after consultation with counsel, that such statement or announcement is required by law, then the Company or the Purchaser, as the case may be, may issue such statement or announcement.

          12.12 CONFIDENTIALITY AGREEMENTS. The February 1996 confidentiality agreement between Donaldson, Lufkin & Jenrette Securities Corporation and Washington Corporations and the March 1996 confidentiality agreement between the Company and the Purchaser shall survive, without modification, the execution of this Agreement and any termination hereof.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WASHINGTON CONSTRUCTION GROUP, INC.



By  /s/ J. H. Wimberly
    -----------------------
    President and Chief
    Executive Officer


By  _______________________

MORRISON KNUDSEN CORPORATION



By  /s/ Robert A. Tinstman
    -----------------------
    Robert A. Tinstman
    President and
    Chief Executive Officer


By  /s/ Stephen G. Hanks
    -----------------------
    Stephen G. Hanks
    Executive Vice President
    and Chief Legal Counsel

                                                                       EXHIBIT 1

                             RESTATED AND AMENDED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      WASHINGTON CONSTRUCTION GROUP, INC.



          Washington Construction Group, Inc., a corporation existing under the laws of the State of Delaware, which was originally incorporated in April 28, 1993 under the name Kasler Holding Company (the "Corporation"), does hereby certify:

          FIRST: That the Restated and Amended Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

                                  ARTICLE I.

          The name of the Corporation is Morrison Knudsen Corporation.


                                  ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                  ARTICLE III.

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                  ARTICLE IV.

          Section 1. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Hundred Ten Million (110,000,000), consisting of Hundred Million (100,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          Section 2.  Preferred Stock.  The Preferred Stock may be issued in one
                      ----------------
or more series. The Board of Directors of the Corporation is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of a series.

          a.   Authority of the Board of Directors.  The authority of the Board
               -----------------------------------
     of Directors with respect to each series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

               (i) the distinctive designation of and the number of shares comprising the series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of such shares then outstanding) from time to time by like action of the Board of Directors;

               (ii) the voting powers, if any, and whether such voting powers are full or limited in such series;

               (iii) the redemption provisions, if any, applicable to the series, including the redemption price or prices to be paid;

               (iv) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of the series, and the dates and preferences of dividends on the series;

               (v) the rights of the series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (vi) the provisions, if any, pursuant to which the shares of the series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

               (vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

               (viii) the provisions, if any, of a sinking fund applicable to the series; and

               (ix) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

     all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of the Preferred Stock (collectively, a "Preferred Stock Designation").

          b.   Series A Preferred Stock.  The following is a statement of the
               ------------------------
     powers, preferences, rights, qualifications, limitations and restrictions of the series of Preferred Stock consisting of 18,000 shares designated as Series A Preferred Stock.

               (i)     Designation and Amount.  The shares of such series of
                       ----------------------
          Preferred Stock shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 18,000.

               (ii)    Rank.  With respect to rights on liquidation, winding up
                       ----
          and dissolution, the Series A Preferred Stock ranks (i) senior to both the Corporation's Common Stock and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation or which do not specify their rank (collectively with the Common Stock, the "Junior Securities"); (ii) on a parity with each other class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the
          --------
          holders of Series A Preferred Stock in accordance with paragraph
          (b)(vii)(B) of this Section 2 shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Corporation after the date hereof the terms of which have been approved by the holders of the Series A Preferred Stock in accordance with paragraph (b)(vii)(B) of this Section 2 and which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Senior Securities").

               (iii)   Dividends.  The holders of shares of Series A Preferred
                       ---------
          Stock are not entitled to receive dividends.

                (iv)   Foreign Tax Credit Sinking Fund; Redemption.
                       -------------------------------------------

                       (A) The Corporation shall create and maintain a sinking fund ("Foreign Tax Credit Sinking Fund") into which it shall deposit promptly upon receipt and hold all amounts received by the Corporation in respect of refunds of federal income tax and interest thereon associated with amended federal income tax returns of the Corporation and consolidated subsidiaries for the calendar years 1982 through 1990 which were filed prior to January 1, 1996, which change the Corporation's election from deducting foreign taxes to claiming a credit for those taxes ("Foreign Tax Credit Refunds"); provided, however,
                                                           --------  -------
               that the cumulative total amount of Foreign Tax Credit Refunds, together with any amounts contributed pursuant to the sentence prior to the penultimate sentence of this paragraph, which the Corporation may deposit to the Sinking Fund shall not exceed $18,000,000. A majority of the directors of the Corporation present at a meeting at which a quorum is present has the exclusive power and authority to determine, in good faith, on the basis of information known to them after reasonable inquiry, (i) whether funds received by the Corporation are Foreign Tax Credit Refunds and (ii) the amount of any Foreign Tax Credit Refunds. The holders of the Series A Preferred Stock shall have no right to challenge any such determination unless such challenge is specifically authorized by the beneficial owners of a majority of the issued and outstanding shares of the Series A Preferred Stock. The Corporation may, but shall not be obligated to, deposit funds other than Foreign Tax Credit Refunds into the Foreign Tax Credit Sinking Fund; provided, however, that such a
                                                --------  -------
               deposit of funds other than Foreign Tax Credit Refunds shall be made only upon the affirmative vote of two-thirds of the total number of directors that the Corporation would have if there were no vacancies. Pending distribution of the amounts in the Foreign Tax Credit Sinking Fund pursuant to paragraph (b)(iv)(B) of this
               Section 2, all such amounts shall be deposited into and maintained in an interest-bearing account at a bank or other depository institution at which the Corporation maintains other interest-bearing deposit accounts. Other than distributions made pursuant to paragraph (b)(iv)(B) of this Section 2, the Corporation shall not withdraw any funds from the Foreign Tax Credit Sinking Fund.

                       (B) On the fifteenth day of the month following the end of each calendar quarter, the Corporation shall distribute to each holder of record of Series A Preferred Stock as of the last day of such calendar quarter an amount per share equal to a pro rata portion of (i) the total amount of Foreign Tax Credit Refunds deposited into the Foreign Credit Sinking Fund during the quarter and (ii) all interest earned on such total amount during the quarter. The distribution for the calendar quarter in which the cumulative total deposits to the sinking fund reaches $18,000,000 will be the final distribution with respect to the Series A Preferred Stock. Upon this final distribution, all shares of Series A Preferred Stock will be cancelled and no longer outstanding and will not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation will cease.

                       (C) If the Series A Preferred Stock has not been cancelled as provided in paragraph (b)(iv)(B) of this Section 2 by the fifth anniversary of the issuance of the Series A Preferred Stock, the Corporation shall, on the fifteenth day ("Redemption Date") of the month following the fifth anniversary of the issuance of the Series A Preferred Stock, redeem all the outstanding shares of Series A Preferred Stock at a per share redemption price ("Redemption Price") equal to the greater of (I) $1.00 or (II) a pro rata portion of the balance of the

               Foreign Tax Credit Sinking Fund (including all interest earned thereon) as of the fifth anniversary of the issuance of the Series A Preferred Stock.

                      (D) In the event that the Corporation redeems shares of Series A Preferred Stock pursuant to paragraph (b)(iv)(C) of this
               Section 2, the Corporation shall send notice of the redemption by first-class mail, postage prepaid, not less than 30 days prior to the Redemption Date, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation; provided, however, that failure
                                               --------  -------
               to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Preferred Stock to be redeemed; (iii) the Redemption Price, and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. Upon surrender of the certificates for the shares (properly endorsed or assigned for transfer, if the Board of Directors so requires and a notice by the Corporation so states), the Corporation shall redeem such shares at the Redemption Price as aforesaid.

                       (E) If the Corporation has mailed the notice provided in paragraph (b)(iv)(D) of this Section 2, then, from and after the Redemption Date (unless the Corporation defaults in the payment of the Redemption Price, in which case such rights shall continue until the Redemption Price is paid), all shares of Series A Preferred Stock will be deemed to be cancelled and no longer outstanding, and will not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Redemption Price) will cease.

               (v)     Liquidation Preference.
                       ----------------------

                       (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment is made or any assets distributed to the holders of any of the Junior Securities, an amount in cash per share of Series A Preferred Stock held equal to the greater of
               (I) $1.00, or (II) a pro rata portion of the remaining balance of the Foreign Tax Credit Sinking Fund (including all interest earned thereon). If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

                       (B) For the purposes of this paragraph (b)(v), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

               (vi)    Reacquired Shares.  Shares of Series A Preferred Stock
                       -----------------
          that have been issued and reacquired by the Corporation in any manner, including shares reacquired by redemption pursuant to paragraph
          (b)(iv) of this Section 2, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series, and may be redesignated and reissued as part of any series of Preferred Stock.

               (vii)   Voting Rights.  In addition to any voting rights provided
                       -------------
          by law, the holders of Series A Preferred Stock have the following voting rights:

                       (A)  General.  Except as required in this Article IV and
                            -------
               as otherwise required by law, shares of Series A Preferred Stock shall vote together with shares of Common Stock of the Corporation as a single class on all matters as to which the shares of Common Stock are entitled to vote generally. Each share of Series A Preferred Stock is entitled to 1/100 of a vote.

                       (B)  Voting Rights On Extraordinary Matters.  In addition
                            --------------------------------------
               to any vote or consent of stockholders required by law, the approval of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, is required (i) to reclassify any series of Junior Securities as Senior Securities or Parity Securities, or (ii) to amend, repeal or change any of the provisions of this Restated and Amended Certificate of Incorporation or the provisions of this Article IV in any manner that would alter or change the rights, powers, preferences or privileges of the shares of Series A Preferred Stock so as to affect them adversely, including, without limitation, changing the voting percentage required for approval by the holders of Series A Preferred Stock of the foregoing matters.

                                  ARTICLE V.

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than six
(6) directors nor more than twelve (12) directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Notwithstanding anything to the contrary in this Restated and Amended Certificate of Incorporation or any provisions of Bylaws of the Corporation, there shall be no cumulative voting.

                                  ARTICLE VI.

          Any or all of the directors of the Corporation may be removed from the Board of Directors for cause only by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereon.

                                 ARTICLE VII.

          Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                                 ARTICLE VIII.

          Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by a majority of the Board of Directors or the Chief Executive Officer or the President.

                                  ARTICLE IX.

          Any action which may be taken by stockholders of the Corporation at an annual or special meeting may not be effected except at such an annual or special meeting by the vote required for the taking of such action, and the right of stockholders to act by written consent is expressly denied.

                                  ARTICLE X.

          The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                  ARTICLE XI.

          A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article XI shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of this
Article XI shall apply
to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          C. In furtherance and not in limitation of the powers conferred by statute:
          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                 ARTICLE XII.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of two-thirds of the issued and outstanding stock of the Corporation entitled to vote thereon.

                                 ARTICLE XIII.

          The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Restated and Amended Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated and Amended Certificate of Incorporation and any provisions of the Bylaws of the Corporation, any proposal to amend or repeal Articles V, VI, VIII, IX, or XII, or this Article XIII or any other proposal to amend this Restated and Amended Certificate of Incorporation that is inconsistent with any provisions of Articles V, VI, VIII, IX, or XII or this Article XIII shall require not less than the affirmative vote of two-thirds of the issued and outstanding stock of the Corporation entitled to vote thereon.

                                 ARTICLE XIV.

          The Corporation will not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code; provided, however, that this Article XIV (a) will have no further force and effect beyond that required under Section 1123 of the United States Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such
Section 1123 is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

          SECOND: That this Restated and Amended Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Restated and Amended Certificate of Incorporation to be signed by John H. Wimberly, its President and Chief Executive Officer, and attested by Walter J. Orze, its Assistant Secretary, this ___ day of ___________, 1996.


                                    _________________________________________
                                    John H. Wimberly
                                    President and Chief Executive Officer


Attest:



_________________________________
Walter J. Orze
Assistant Secretary

                                                                       EXHIBIT 2

                          RESTATED AND AMENDED BYLAWS

                                      OF

                         MORRISON KNUDSEN CORPORATION
                (formerly Washington Construction Group, Inc.)

          RESTATED AND AMENDED BYLAWS OF MORRISON KNUDSEN CORPORATION


                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I - OFFICES........................................................   1

   Section 1.  REGISTERED OFFICES..........................................   1
   Section 2.  OTHER OFFICES...............................................   1

ARTICLE II - MEETINGS OF STOCKHOLDERS......................................   1

   Section 1.  PLACE OF MEETINGS...........................................   1
   Section 2.  ANNUAL MEETING OF STOCKHOLDERS..............................   1
   Section 3.  QUORUM; ADJOURNED MEETINGS AND NOTICE
                THEREOF....................................................   2
   Section 4.  VOTING......................................................   2
   Section 5.  PROXIES.....................................................   2
   Section 6.  SPECIAL MEETINGS............................................   3
   Section 7.  NOTICE OF STOCKHOLDERS' MEETINGS............................   3
   Section 8.  MAINTENANCE AND INSPECTION OF STOCKHOLDER
                LIST.......................................................   3
   Section 9.  STOCKHOLDER ACTION BY WRITTEN CONSENT
                WITHOUT A MEETING..........................................   3

ARTICLE III - DIRECTORS....................................................   4

   Section 1.  THE NUMBER OF DIRECTORS.....................................   4
   Section 2.  VACANCIES...................................................   5
   Section 3.  POWERS......................................................   5
   Section 4.  PLACE OF DIRECTORS' MEETINGS................................   5
   Section 5.  MEETINGS....................................................   5
   Section 6.  QUORUM......................................................   5
   Section 7.  ACTION WITHOUT MEETING......................................   5
   Section 8.  TELEPHONIC MEETINGS.........................................   6
   Section 9.  COMMITTEES OF DIRECTORS.....................................   6
   Section 10. MINUTES OF COMMITTEE MEETINGS...............................   6
   Section 11. COMPENSATION OF DIRECTORS...................................   6

ARTICLE IV - OFFICERS......................................................   6

   Section 1.  OFFICERS....................................................   6
   Section 2.  ELECTION OF OFFICERS........................................   7
   Section 3.  SUBORDINATE OFFICERS........................................   7

   Section 4.  COMPENSATION OF OFFICERS....................................   7
   Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES.......................   7
   Section 6.  CHAIRMAN OF THE BOARD.......................................   7
   Section 7.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.......................   7
   Section 8.  VICE PRESIDENTS.............................................   8
   Section 9.  SECRETARY...................................................   8
   Section 10. ASSISTANT SECRETARY.........................................   8
   Section 11. TREASURER...................................................   8
   Section 12. ASSISTANT TREASURER.........................................   8

ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
             AND AGENTS....................................................   9

ARTICLE VI - CERTIFICATES OF STOCK.........................................  11

   Section 1.  CERTIFICATES................................................  11
   Section 2.  SIGNATURES ON CERTIFICATES..................................  11
   Section 3.  STATEMENT OF STOCK RIGHTS, PREFERENCES,
                PRIVILEGES.................................................  11
   Section 4.  LOST CERTIFICATES...........................................  11
   Section 5.  TRANSFERS OF STOCK..........................................  12
   Section 6.  FIXED RECORD DATE...........................................  12
   Section 7.  REGISTERED STOCKHOLDERS.....................................  12

ARTICLE VII - GENERAL PROVISIONS...........................................  12

   Section 1.  DIVIDENDS...................................................  12
   Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES.....................  12
   Section 3.  CHECKS......................................................  12
   Section 4.  FISCAL YEAR.................................................  13
   Section 5.  CORPORATE SEAL..............................................  13
   Section 6.  MANNER OF GIVING NOTICE.....................................  13
   Section 7.  WAIVER OF NOTICE............................................  13
   Section 8.  ANNUAL STATEMENT............................................  13

ARTICLE VIII - AMENDMENTS..................................................  13

   Section 1.  AMENDMENT BY DIRECTORS......................................  13
   Section 2.  AMENDMENT BY STOCKHOLDERS...................................  13

                          RESTATED AND AMENDED BYLAWS
                                      OF
                         MORRISON KNUDSEN CORPORATION
                (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)

                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1. REGISTERED OFFICES. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

          Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

          Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

          Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purposes of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these Bylaws.

          To be properly brought before the annual meeting, business must be either (i) specified in the annual notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this
Article II, Section 2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted. Written notice of the annual meeting stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          Section 4. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having power present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation or these Bylaws, a different vote is required in which case such express provisions shall govern and control the decision of such question. Directors of the corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares represented by proxies that reflect, with respect to a proposal, abstentions or limited voting authority, including "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) shall be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any proposal, shares represented by such proxies will be treated as not present and not entitled to vote with respect to the proposal or proposals.

          Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article VI, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

          Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by a majority of the Board of Directors or the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 7. NOTICE OF STOCKHOLDERS' MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 (ten) nor more than 60 (sixty) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 (ten) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 (ten) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 9. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken by stockholders of the corporation at an annual or special meeting may not be effected except at such an annual or special meeting by the vote required for the taking of such action, and the right of stockholders to act by written consent is expressly denied.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1. THE NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than six (6) directors nor more than twelve (12) directors, the exact number of directors to be determined from time to time by resolutions adopted by the Board of Directors. The exact number of directors shall be nine (9) until changed as provided in this Section
1. The directors need not be stockholders. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior to public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business of the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed from the Board of Directors for cause only at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

          Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 4. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

          Section 5. MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or by a majority of the Board of Directors. Notice thereof, stating the place, date and hour of the meeting, shall be given to each director either by mail not less than four (4) days before the date of the meeting, or personally or by telephone, telegram, telex or similar means of communication on twelve (12) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 6. QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

          Section 7. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 8. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 9. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 10. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          Section 11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

          Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chief Executive

Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Board of Directors may also appoint a Chairman of the board who need not be an officer of the corporation unless specifically designed as such by the Board.

          Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

          Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if the Board has appointed one, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President or Chief Executive Officer, the Chairman of the Board shall become the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

          Section 7. PRESIDENT AND CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be a Chairman, the President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The President shall be the Chief Executive Officer of the corporation, unless the Board of Directors, in its discretion, elects or appoints a President and a Chief Executive Officer. If there is a Chief Executive Officer of the corporation, other than the President, the Chief Executive Officer shall have such powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

          Section 9. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Secretary shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          Section 12. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                         INDEMNIFICATION OF DIRECTORS,
                         -----------------------------
                        OFFICERS, EMPLOYEES AND AGENTS
                        ------------------------------

          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

          (h) For the purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

                                  ARTICLE VI

                             CERTIFICATES OF STOCK
                             ---------------------

          Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board of Directors, if the Board has appointed one, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

          Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5. TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 6. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than 60 (sixty) nor less than 10 (ten) days before the date of such meeting, nor more than 60 (sixty) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

          Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

          Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          Section 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          Section 8. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

          Section 1. AMENDMENT BY DIRECTORS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

          Section 2. AMENDMENT BY STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders, at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting; provided, however, any proposal to adopt, amend or repeal Bylaws shall require not less than the affirmative vote of two-thirds of the issued and outstanding stock of the Corporation entitled to vote thereon.

                      CERTIFICATE OF ASSISTANT SECRETARY

          I, the undersigned, do hereby certify:

          (1) That I am the duly elected and acting Assistant Secretary of Morrison Knudsen Corporation, a Delaware corporation; and

          (2) That the foregoing bylaws constitute the bylaws of said corporation as duly adopted by an affirmative vote of a majority of the issued and outstanding stock of the said corporation as of ___________, 1996.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this ___ day of ____________, 1996.



               _______________________________
               Walter J. Orze

               Assistant Secretary

                                                                       EXHIBIT 3





________________________________________________________________________________





                               WARRANT AGREEMENT

                                    BETWEEN

                         MORRISON KNUDSEN CORPORATION

                                      AND

                        [NORWEST BANK MINNESOTA, N.A.]

                               AS WARRANT AGENT

                        ______________________________


                         DATED AS OF ___________, 1996



________________________________________________________________________________

                               TABLE OF CONTENTS

SECTION                                                                    Page
- -------                                                                    ----
Section 1.   Definitions ...................................................  1

Section 2.   Form of Warrant; Execution; Registration ......................  3

     2.1     Form of Warrant; Execution of Warrants ........................  3
     2.2     Registration ..................................................  3
     2.3     Countersignature of Warrants ..................................  3

Section 3.   Transfer and Exchange of Warrants .............................  3

Section 4.   Term of Warrants; Exercise of Warrants; Compliance with
             Government Regulations; Redemption ............................  4

     4.1     Term of Warrants ..............................................  4
     4.2     Exercise of Warrants ..........................................  4
     4.3     Compliance with Government Regulations; Qualification under the
             Securities Laws ...............................................  5

Section 5.   Payment of Taxes ..............................................  5

Section 6.   Mutilated or Missing Warrant Certificates .....................  6

Section 7.   Reservation of Warrant Shares .................................  6

Section 8.   Stock Exchange Listings .......................................  6

Section 9.   Adjustment of Exercise Price; Number of Warrant Shares and
             Shares of Capital Stock Warrants Are Exercisable Into .........  7

     9.1     Mechanical Adjustments ........................................  7

             (a)  Adjustment for Change in Capital Stock ...................  7
             (b)  Adjustment for Rights Issue ..............................  7
             (c)  Adjustment for Other Distributions .......................  7
             (d)  Adjustment for Common Stock and Convertible Securities
                  Issue ....................................................  8
             (e)  Current Market Price; Price Per Share ....................  8
             (f)  When De Minimis Adjustment May Be Deferred ..............  10
             (g)  Adjustment in Exercise Price ............................  10
             (h)  When No Adjustment Required .............................  10
             (i)  Shares of Common Stock ..................................  10
             (j)  Expiration of Rights, etc ...............................  11

     9.2     Voluntary Adjustment by the Company ..........................  11
     9.3     Notice of Adjustment .........................................  11

SECTION                                                                    Page
- -------                                                                    ----
     9.4     Preservation of Purchase Rights upon Merger or
             Consolidation ................................................  11
     9.5     Statement on Warrants ........................................  12

Section 10.  Fractional Interests .........................................  12

Section 11.  No Rights as Stockholders; Notices to Holders ................  12

Section 12.  Payments in U.S. Currency ....................................  13

Section 13.  Merger or Consolidation or Change of Name of Warrant
             Agent ........................................................  13

Section 14.  Appointment of Warrant Agent .................................  14

     14.1    Concerning the Warrant Agent .................................  14
     14.2    Correctness of Statements ....................................  14
     14.3    Breach of Covenants ..........................................  14
     14.4    Performance of Duties ........................................  14
     14.5    Reliance on Counsel ..........................................  14
     14.6    Proof of Actions Taken .......................................  14
     14.7    Compensation .................................................  14
     14.8    Legal Proceedings ............................................  15
     14.9    Other Transactions in Securities of Company ..................  15
     14.10   Liability of Warrant Agent ...................................  15
     14.11   Reliance on Documents ........................................  15
     14.12   Validity of Agreement ........................................  15
     14.13   Instructions from Company ....................................  15

Section 15.  Change of Warrant Agent ......................................  15

Section 16.  Notices ......................................................  16

Section 17.  Cancellation of Warrants .....................................  16

Section 18.  Supplements and Amendments ...................................  16

Section 19.  Successors ...................................................  17

Section 20.  Applicable Law ...............................................  17

Section 21.  Benefits of this Agreement ...................................  17

Section 22.  Counterparts .................................................  17

Section 23.  Captions .....................................................  17

EXHIBIT A    FORM OF WARRANT CERTIFICATE .................................. A-2

     WARRANT AGREEMENT, dated as of _________, 1996, between MORRISON KNUDSEN CORPORATION, formerly known as Washington Construction Group, Inc., a Delaware corporation (the "Company"), and [NORWEST BANK MINNESOTA, N.A., a national
                  -------
banking association,] as Warrant Agent (together with any successors and assigns, the "Warrant Agent").

                              W I T N E S E T H :

     WHEREAS, Morrison Knudsen Corporation, a Delaware corporation ("Old MK"), was a Debtor and Debtor-in-Possession in the case (the "Chapter 11 Case") filed
                                                        ---------------
in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), entitled "In re Morrison Knudsen Corporation, et al.,
 -----------------
Debtors," Chapter 11 Case No. _______________, under the Bankruptcy Code;

     WHEREAS, in connection with and as part of the transactions to be consummated pursuant to the confirmation of a Plan of Reorganization (as amended, modified or supplemented from time to time) of Old MK in the Chapter 11 Case (the "Plan"), Old MK has merged with and into the Company pursuant to a
           ----
Restructuring and Merger Agreement between the Company and Old MK dated as of May ___, 1996 (the "Merger Agreement"), and the Company has agreed to issue Warrants for the purchase of an aggregate (subject to adjustment as herein provided and in Section 3.5 of the Merger Agreement) of 2,765,000 shares of Common Stock of the Company (the "Warrants").
                                  --------

     WHEREAS, by Order dated ______________ ____, 1996, the Bankruptcy Court confirmed the Plan;

     WHEREAS, the Plan and the Merger Agreement contemplate that the Company will enter into certain agreements, including, without limitation, this Warrant Agreement;

     WHEREAS, the Company desires to issue the Warrants, each of which entitles the holder thereof to purchase one share of its Common Stock (each of said shares of Common Stock deliverable upon exercise of the Warrants a "Warrant
                                                                    -------
Share"); and
- -----

     WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

     NOW, THEREFORE, in consideration of the foregoing, to implement the terms of the Plan, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants and any security into which they may be exchanged (the "Holders"), the Company and the Warrant Agent hereby agree as
                -------
follows:


SECTION 1.  DEFINITIONS. The following terms, as used herein, have the
            -----------
following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

     1.1    "Agreement" means this Warrant Agreement, as the same may be
             ---------
amended, modified or supplemented from time to time.

     1.2    "Assets" has the meaning ascribed to such term in Section 9.1(c)
             ------
hereof.

     1.3    "Business Day" means a day other than (a) a Saturday or Sunday, (b)
             ------------
any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

     1.4    "Commercially Reasonable Efforts", when used with respect to any
             -------------------------------
obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided, that such efforts do not require such Person to
                     --------
incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

     1.5    "Common Stock" means the common stock, par value $.01, of the
             ------------
Company.

     1.6    "Convertible Securities" has the meaning ascribed to such term in
             ----------------------
Section 9.1(d) hereof.

     1.7    "Exercise Period" has the meaning ascribed to such term in Section
             ---------------
4.1 hereof.

     1.8    "Exercise Price" means $12.00 per share of Common Stock, as adjusted
             --------------
pursuant to Section 9 hereof:

     1.9    "Holder" has the meaning ascribed to such term in the preamble
             ------
hereto.

     1.10   "NASD" has the meaning ascribed to such term in Section 4.2 hereof.
             ----

     1.11   "Person" means a natural person, a corporation, a partnership, a
             ------
trust, a joint venture, any regulatory authority or any other entity or organization.

     1.12   "Plan" has the meaning ascribed to such term in the preamble hereto.
             ----

     1.13   "Price Per Share" has the meaning ascribed to such term in Section
             ---------------
9.1(e)(ii) hereof.

     1.14   "Rights" has the meaning ascribed to such term in Section 9.1(b)
             ------
hereof.

     1.15   "Transfer Agent" has the meaning ascribed to such term in Section 7
             --------------
hereof.

     1.16   "SEC" means the United States Securities and Exchange Commission, or
             ---
any successor governmental agency or authority thereto.

     1.17   "Subsidiary" has the meaning ascribed to such term in Section 9.1(c)
             ----------
hereof.

     1.18   "Warrant" has the meaning ascribed to such term in the preamble
             -------
hereto.

     1.19   "Warrant Certificate" has the meaning ascribed to such term in
             -------------------
Section 2.1 hereof.

     1.20   "Warrant Register" has the meaning ascribed to such term in Section
             ----------------
2.2 hereof.

     1.21   "Warrant Share" has the meaning ascribed to such term in the
             -------------
preamble hereto.


SECTION 2.  FORM OF WARRANT; EXECUTION; REGISTRATION.
            ----------------------------------------

     2.1    Form of Warrant; Execution of Warrants. The certificates evidencing
            --------------------------------------
the Warrants (the "Warrant Certificates") shall be in registered form only and
                   --------------------
shall be in the form set forth as Exhibit A hereto. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof.

     2.2    Registration. The Warrant Certificates shall be numbered and shall
            ------------
be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in _____________, __________ (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "Warrant Register") as they
                                              ----------------
are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

     2.3    Countersignature of Warrants. The Warrant Certificates shall be
            ----------------------------
countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of _____________ Warrant Shares (subject to adjustment pursuant to Section 9 hereof and Section 3.5 of the Merger Agreement) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

SECTION 3.  TRANSFER AND EXCHANGE OF WARRANTS. Subject to the terms hereof, the
            ---------------------------------
Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any

Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

     No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

     By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 18 hereof.

SECTION 4.  TERM OF WARRANTS; EXERCISE OF WARRANTS; COMPLIANCE WITH GOVERNMENT
            ------------------------------------------------------------------
            REGULATIONS; REDEMPTION.
            -----------------------

     4.1    Term of Warrants. Subject to the terms of this Agreement, each
            ----------------
Holder shall have the right, which may be exercised at any time from 9:00 a.m., New York City time, on the date of their issuance to 5:00 p.m., New York City time, on the fifth anniversary of the date of such issuance (the "Exercise
                                                                  --------
Period") to receive from the Company the number of Warrant Shares which the
- ------
Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, nonassessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period.

     4.2    Exercise of Warrants. During the Exercise Period, each Holder may,
            --------------------
subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) paying to the Warrant Agent for
                               ----
the account of the Company the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and tender of payment of the Exercise Price is made. Payment of the aggregate Exercise Price shall be made in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

     Upon the exercise of any Warrants in accordance with this Agreement, the Company shall issue and cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions at its sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 10 hereof). The Warrant

Agent shall have no responsibility or liability for such issuance or the determination of the number of Warrant Shares issuable upon such exercise. The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

     In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 hereof and of Section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf to the Company for such purpose.

     Upon delivery of the Warrant Shares issuable upon exercise in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable laws and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     4.3    Compliance with Government Regulations; Qualification under the
            ---------------------------------------------------------------
Securities Laws. The Company covenants that if any shares of Common Stock
- ---------------
required to be reserved for purposes of exercise of Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, use its Commercially Reasonable Efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Common Stock be issued,
        --------
and the exercise of all Warrants shall be suspended, for the period during which such registration or approval is required but not in effect; provided, further,
                                                             --------  -------
that the Exercise Period shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the Exercise Period shall be extended as a result of such suspension.


SECTION 5.  PAYMENT OF TAXES. The Company will pay all documentary stamp and
            ----------------
other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants, provided, that the Company shall not be
                          --------
required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.


SECTION 6.  MUTILATED OR MISSING WARRANT CERTIFICATES. In the event that any
            -----------------------------------------
Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.


SECTION 7.  RESERVATION OF WARRANT SHARES. There have been reserved, and the
            -----------------------------
Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be
                                                     --------------
and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificate for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Transfer Agents with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 10 hereof. The Company will furnish to its Transfer Agents a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

     Before taking any action which would cause an adjustment pursuant to
Section 9 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.


SECTION 8.  STOCK EXCHANGE LISTINGS. The Company shall use its Commercially
            -----------------------
Reasonable Efforts (including requests for waivers) to have the Warrants listed on the New York Stock Exchange and failing that included for quotation in The Nasdaq National Market or listed on the American Stock Exchange, and shall use its Commercially Reasonable Efforts to maintain such listing or inclusion. In the event the Warrants do not qualify for such listing or inclusion, the Company will use its Commercially Reasonable Efforts (including, requests for waivers) to effect such inclusion or listing whenever the Warrants qualify therefor. Any such listing and inclusion shall be at the Company's sole expense.


SECTION 9.  ADJUSTMENT OF EXERCISE PRICE; NUMBER OF WARRANT SHARES AND SHARES OF
            --------------------------------------------------------------------
CAPITAL STOCK WARRANTS ARE EXERCISABLE INTO. The number and kind of securities
- -------------------------------------------
purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

     9.1    Mechanical Adjustments. The number of Warrant Shares purchasable
            ----------------------
upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

            (a)  Adjustment for Change in Capital Stock. Subject to paragraphs
                 --------------------------------------
(f) and (h) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted Exercise Price between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

            (b)  Adjustment for Rights Issue. Subject to paragraphs (f) and (h)
                 ---------------------------
below, in case the Company shall issue rights, options or warrants (collectively, "Rights") to all holders of its outstanding Common Stock
                ------
entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share (as defined in paragraph (e) below) which is lower at the record date mentioned below than the then Current Market Price (as defined in paragraph (e) below) per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares (as defined in paragraph (e) below) of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Proceeds (as defined in paragraph (e) below) received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights.

            (c)  Adjustment for Other Distributions. Subject to paragraphs (f)
                 ----------------------------------
and (h) below, in case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a) or (b) above) of the Company or any corporation or other legal entity a majority of the voting equity or equity interests of which are owned, directly or indirectly, by the Company (a "Subsidiary"), or (y) shares of capital stock of a Subsidiary (such evidences of
 ----------
indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares
               ------
thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the date of such distribution and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

            (d)  Adjustment for Common Stock and Convertible Securities Issue.
                 ------------------------------------------------------------
Subject to paragraphs (f) and (h) below, in case the Company shall issue shares of its Common Stock, or securities convertible into, or exchangeable or exercisable for Common Stock or Rights to subscribe for or purchase such securities (collectively, "Convertible Securities") (excluding the issuance of
                           ----------------------
(i) Common Stock or Convertible Securities issued in any of the transactions described in paragraphs (a), (b) or (c) above or (ii) Warrant Shares issued upon the exercise of the Warrants, at a Price Per Share of Common Stock, in the case of the issuance of Common Stock, or at a Price Per Share of Common Stock initially deliverable upon conversion or exercise of exchange of such Convertible Securities, in each case, together with any other consideration received by the Company in connection with such issuance, below the then Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exercise or exchange price of such additional shares, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date plus the additional Number of Shares of Common Stock offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate Proceeds of the total amount of Convertible Securities so offered would purchase at the Current Market Price Per Share of Common Stock at such record date. In case the Company shall issue and sell Convertible Securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "Price Per Share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence and the immediately preceding sentence of this paragraph (d), the Board of Directors of the Company shall reasonably and in good faith determine the fair value of such property. The determination of whether any adjustment is required under this paragraph (d), by reason of the sale and issuance of any Convertible Securities and the amount of such adjustment, if any, shall be made at such time and not at the subsequent time of issuance of shares of Common Stock upon the exercise, conversion or exchange of Convertible Securities.

            (e)  Current Market Price; Price Per Share. (i) For the purpose of
                 -------------------------------------
any computation under Section 4.2 hereof or this Section 9.1, the "Current
                                                                   -------
Market Price" per share of Common Stock at any date shall be the average of the
- ------------
daily closing prices for the 20 consecutive trading days preceding the date of such computation. The closing price for each day shall be (x) if the Common Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE -Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock have been traded during such 20 consecutive trading days) or (y) if the Common Stock is not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by The Nasdaq National Market or any comparable system or, if the Common Stock is not included for quotation in The Nasdaq National Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose. In the absence of one or more such quotations, the Current Market Price per share of the Common Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

           (ii)  For purposes of this Section 9.1, "Price Per Share" shall be
                                                    ---------------
defined and determined according to the following formula:

                 P  = R/N

                 where

                 P  = Price Per Share;

                 R  = the "Proceeds" received or receivable by the Company which
                      (x) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares;
                      (y) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of Rights or such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; and (z) in the case of Rights to subscribe for or purchase such Convertible Securities, is the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable upon the conversion or exchange or exercise of such Convertible Securities, provided that in each case the proceeds
                                  --------
                      received or receivable by the Company shall be the net cash proceeds after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

                 N  = the "Number of Shares," which (x) in the case of Common
                      Stock is the number of shares issued; and (y) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof.

            (f)  When De Minimis Adjustment May Be Deferred. No adjustment in
                 ------------------------------------------
the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, provided that any adjustments which by reason of this paragraph (f) are not
- --------
required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

            (g)  Adjustment in Exercise Price. Whenever the number of Warrant
                 ----------------------------
Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

            (h)  When No Adjustment Required. No adjustment in the number of
                 ---------------------------
Warrant Shares purchasable upon the exercise of each Warrant need be made under this Section 9.1 in connection with: (i) the issuance of Common Stock, options, rights, warrants or other securities pursuant to the Plan; (ii) shares of Common Stock, options, rights, warrants or other securities issued pursuant to any plan adopted by the Company or its subsidiaries for the benefit of employees or directors; (iii) shares of Common Stock, options, rights, warrants or other securities issued pursuant to any share purchase rights plan adopted by the Company; (iv) any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering for a price per share of Common Stock in the case of an issuance of shares of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion or exchange of such securities, that is equal to or greater than 95% of the Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exchange price of such additional shares of Common Stock; (v) sales of Common Stock pursuant to a plan adopted by the Company for reinvestment of dividends or interest; or (vi) shares of Common Stock issued to shareholders of any corporation that is acquired by, merged into or made a part or subsidiary of the Company in an arm's-length transaction. Additionally, no adjustment need be made if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, evidences of indebtedness, assets or other securities referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock.

            (i)  Shares of Common Stock. For all purposes of this Agreement,
                 ----------------------
the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

            (j)  Expiration of Rights, etc. Upon the expiration of any Rights
                 -------------------------
or conversion or exchange or exercise rights, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights or conversion or exchange or exercise rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion or exchange or exercise rights whether or not exercised, provided that no such
                                                      --------
readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion or exchange or exercise rights.

     9.2    Voluntary Adjustment by the Company. The Company may at its option,
            -----------------------------------
at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

     9.3    Notice of Adjustment. Whenever the number of Warrant Shares
            --------------------
purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accounts (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

     9.4    Preservation of Purchase Rights upon Merger or Consolidation. In
            ------------------------------------------------------------
case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Warrant Agent an agreement, which shall be binding on the Holders, that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action (after giving effect to any Applicable Adjustments under Section 9.1 hereof) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section 9. In addition, the Company shall not merge or consolidate with or into, any other entity unless the successor entity (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this
Section 9.4 shall similarly apply to successive consolidations or mergers. The Warrant Agent shall be under a good faith duty and responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

     9.5    Statement on Warrants. Irrespective of any adjustments in the
            ---------------------
Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in the Warrants initially issuable pursuant to this Agreement.


SECTION 10.  FRACTIONAL INTERESTS. Neither the Company nor the Warrant Agent
             --------------------
shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the closing price for one share of Common Stock on the date the Warrant Certificate is presented for exercise (determined in accordance with the second sentence of Section 9.1(e)(i) hereof), multiplied by such fraction.


SECTION 11.  NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS. Nothing contained
             ---------------------------------------------
in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets (other than cash dividends); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the properties and assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.


SECTION 12.  PAYMENTS IN U.S. CURRENCY. All payments required to be made
             -------------------------
hereunder shall be made in lawful money of the United States of America.


SECTION 13.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any
             ----------------------------------------------------------
corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.


SECTION 14.  APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the
             ----------------------------
Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

     14.1   Concerning the Warrant Agent. The Warrant Agent undertakes the
            ----------------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound:

     14.2   Correctness of Statements. The statements contained herein and in
            -------------------------
the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

     14.3   Breach of Covenants. The Warrant Agent shall not be responsible for
            -------------------
any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

     14.4   Performance of Duties. The Warrant Agent may execute and exercise
            ---------------------
any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

     14.5   Reliance on Counsel. The Warrant Agent may consult at any time with
            -------------------
legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     14.6   Proof of Actions Taken. Whenever in the performance of its duties
            ----------------------
under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     14.7   Compensation. The Company agrees to pay the Warrant Agent
            ------------
reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this Section 14.6 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

     14.8   Legal Proceedings. The Warrant Agent shall be under no obligation
            -----------------
to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     14.9   Other Transactions in Securities of Company. The Warrant Agent and
            -------------------------------------------
any stockholders, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or other wise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company of for any other legal entity.

     14.10  Liability of Warrant Agent. The Warrant Agent shall act hereunder
            --------------------------
solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     14.11  Reliance on Documents. The Warrant Agent will not incur any
            ---------------------
lability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     14.12  Validity of Agreement. The Warrant Agent shall not be under any
            ---------------------
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any Assets or other property issuable upon exercise of any Warrant.

     14.13  Instructions from Company. The Warrant Agent is hereby authorized
            -------------------------
and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers.


SECTION 15.  CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be
             -----------------------
discharged from its duties under this Agreement by giving to the Company thirty
(30) days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or notification in writing of such registration or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent with out further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.


SECTION 16.  NOTICES. Any notice pursuant to this Agreement by the Company or
             -------
by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage pre-paid, (a) to the Company, at its offices at Morrison Knudsen Plaza, Boise Idaho 83729, Attention:
_____________, Telecopier No.: _____________, or (b) to the Warrant Agent, at its offices at ______________________, Attention: __________________, Telecopier
No.: ________________. Each party hereto may from time to time change the address to which notices to its are to be delivered or mailed hereunder by notice to the other party.

     Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 16.

SECTION 17.  CANCELLATION OF WARRANTS. In the event the Company shall purchase
             ------------------------
or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

SECTION 18.  SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may
             --------------------------
from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the requirements of any national securities exchange or The Nasdaq National Market (including but not limited to the deletion of Section 9.2), or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the Holders of a majority of the then outstanding Warrants; provided, however, that any such amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.


SECTION 19.  SUCCESSORS. All the covenants and provisions of this Agreement by
             ----------
or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors hereunder.


SECTION 20.  APPLICABLE LAW. This Agreement and each Warrant issued hereunder
             --------------
shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to the principles of conflict of laws thereof.


SECTION 21.  BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be
             --------------------------
construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the Holders of the Warrants.


SECTION 22.  COUNTERPARTS. This Agreement may be executed in any number of
             ------------
counterparts; each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


SECTION 23.  CAPTIONS. The captions of the Sections and subsections of this
             --------
Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        MORRISON KNUDSEN CORPORATION



                                        By:___________________________________
                                           Name:
                                           Title:

                                        [NORWEST BANK MINNESOTA, N.A.,]
                                        as Warrant Agent



                                        By:___________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                          FORM OF WARRANT CERTIFICATE

No. ____________________                           ____________________ Warrants

                              Warrant Certificate

                         MORRISON KNUDSEN CORPORATION

     This Warrant Certificate certifies that _______________________________, or registered assigns, is the registered holder of __________________________ Warrants (the "Warrants") expiring at 5:00 p.m., New York City time, on __________ ___, 2001 (the "Expiration Date"), to purchase Common Stock, $.01 par value per share (the "Common Stock"), of MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"). The Warrants may be exercised at any time from 9:00 a.m., New York City time, on _________ ___, 1996 to 5:00 p.m., New
York City time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

     WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON __________ ___, 2001 SHALL BECOME VOID.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     IN WITNESS WHEREOF, MORRISON KNUDSEN CORPORATION has caused this Warrant Certificate to be duly executed.


                                      MORRISON KNUDSEN CORPORATION


                                      By:______________________________________
                                             Title:

Dated:_______________________________


Countersigned:

[NORWEST BANK MINNESOTA, N.A.,] as
Warrant Agent


By:__________________________________
       Authorized Signatory

                         [Form of Warrant Certificate]

                                   [Reverse]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of _________________, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to [Norwest Bank Minnesota, N.A.,] a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

     The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

     The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                 PURCHASE FORM
                                 -------------

     The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of $_________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.


Dated:  ________________________


                    INSTRUCTIONS FOR REGISTRATION OF STOCK
                    --------------------------------------


Name: __________________________________________________________________________
                 (please typewrite or print in block letters)

Address:     ___________________________________________________________________

       Signature:     __________________________________________________________
                      Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant
                      Certificate


       Signature Guaranteed:

                                ASSIGNMENT FORM
                                ---------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:  _________________________________________________________________________
                 (please typewrite or print in block letters)

Address:     ___________________________________________________________________

its right to purchase ____________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


Dated:___________________

______________________________________________     Signature:______________________________________
Social Security or other identifying number of                   Note:  The signature must
holder                                                           conform in all respects to name of
                                                                 holder as specified on the face of
                                                                 this Warrant Certificate

Signature Guaranteed:

                                                                       EXHIBIT 4

                         REGISTRATION RIGHTS AGREEMENT


                                     AMONG

                         MORRISON KNUDSEN CORPORATION

                                      AND

                   THE HOLDERS OF STOCK LISTED ON SCHEDULE 1



                                DATED:   , 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.     Definitions...................................................  1

Section 2.     Registration under the Securities Act.........................  5

Section 3.     Rule 144...................................................... 19

Section 4.     Term.......................................................... 20

Section 5.     Amendments and Waivers........................................ 20

Section 6.     Entire Agreement.............................................. 20

Section 7.     No Third-Party Beneficiary.................................... 20

Section 8.     Invalid Provisions............................................ 20

Section 9.     Nominees for Beneficial Owners................................ 21

Section 10.    Notices....................................................... 21

Section 11.    Assignment.................................................... 22

Section 12.    Descriptive Headings; Section References...................... 22

Section 13.    Specific Performance.......................................... 22

Section 14.    Governing Law................................................. 22

Section 15.    Attorneys' Fees............................................... 22

Section 16.    Termination of Certain Rights................................. 22

Section 17.    No Inconsistent Agreements.................................... 23

Section 18.    Requisite Holders............................................. 23

Section 19.    Counterparts.................................................. 23

                                      (i)

                         REGISTRATION RIGHTS AGREEMENT

               Registration Rights Agreement (the "Agreement") made and entered into as of ____________ ____, 1996, among Morrison Knudsen Corporation (formerly Washington Construction Group, Inc.), a Delaware corporation (the "Company") and the holders of stock of the Company listed on Schedule 1 ("Investors").

               This Agreement is made pursuant to the Restructuring and Merger Agreement (the "Merger Agreement") dated as of ___________, 1996, between the Company and Morrison Knudsen Corporation, a Delaware corporation ("Morrison Knudsen").

               NOW THEREFORE, in consideration of the foregoing and to implement the terms of the Merger Agreement, the parties hereby agree as follows:

SECTION 1.     DEFINITIONS

               Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Merger Agreement. The following terms, as used herein, have the following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

               "Affiliate" means (i) when used with reference to any partnership, any Person that, directly or indirectly through one or more intermediaries, owns or controls 10% or more of either the capital or profit interests of such partnership or is a general partner of such partnership or is a Person in which such partnership has a 10% or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any Person that, directly or indirectly owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, also means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and (B) the terms "controlling"" and "controls" shall have meanings correlative to the foregoing.

               "Affiliate of the Company" has the meaning ascribed to the term "affiliate" in Rule 144(a)(1) promulgated by the SEC pursuant to the Securities Act, and any successor rule thereto.

               "Agreement" means this Registration Rights Agreement, as the same may be amended, modified or supplemented from time to time.

               "Business Day" means any day other than (a) a Saturday or Sunday,
(b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

               "Commercially Reasonable Efforts" when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided, that such efforts do not require such Person to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

               "Common Stock" means the Common Stock of the Company.

               "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.1 hereof.

               "Effective Date" means the effective date of the Plan as provided for therein.

               "Holders" means, subject to Section 9 hereof, the holders of record of Registrable Securities, or, in the case of explicit references to holders of securities of the Company other than Registrable Securities, the record holders of such securities.

               "Indemnified Party" has the meaning ascribed to such term in
Section 2.6(a) hereof.

               "Loss" has the meaning ascribed to such term in Section 2.6(a) hereof.

               "Material Adverse Change" means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which materially affects the extension of credit by banks or other financial institutions, (v) any material adverse change in the Company's business, condition (financial or otherwise) or prospects or (vi) a 15% or more decline in the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies, in each case from the date a Notice of Demand is made.

               "Notice of Demand" means a request by Holders pursuant to Section
2.1 hereof that the Company effect the registration under the Securities Act of the Registrable Securities which specifies: (i) the intended method or methods and plan of disposition of the Registrable Securities and (ii) whether or not such requested registration is to be an underwritten offering.

               "Participating Holders" means, with respect to the Registration of Registrable Securities by the Company pursuant to this Agreement, the Requesting Holders and any other Holders that are entitled to participate in, and are participating in or seeking to participate in, such registration.

               "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

               "Piggyback Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.2 hereof.

               "Plan" means the joint Chapter 11 plan of reorganization of Morrison Knudsen and certain of its subsidiaries as described in the Merger Agreement.

               "Registered Address" has the meaning set forth in Section 2.1(c) hereof.

               "Registrable Securities" means the Common Stock acquired by the Investors pursuant to the Plan or held by any Investor or any of the respective Successors or the permitted assigns of any Investor, including, without limitation, (a) any share of Common Stock issued or issuable on the Effective Date, and (b) any securities issued or issuable with respect to Registrable Securities, whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise provided that, (i) if the

Common Stock or any securities issued with respect thereto are listed on any national securities exchange or included in any interdealer quotation system, then only such securities held by Persons who are deemed to be "underwriters" or "affiliates" of the Company for purposes of the Securities Act shall be deemed to be Registrable Securities and (ii) that with respect to any permitted transferee of such securities, only such securities held by permitted transferees that have complied with the assignment requirements of Section 11 shall be deemed to be Registrable Securities. As to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when a registration statement with respect to the resale of such securities has become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement.

               "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers, Inc. fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions,
(c) all word processing, duplicating, printing, messenger and delivery expenses,
(d) the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the reasonable fees and disbursements incurred by the Holders of the Registrable Securities being registered for one counsel or firm of counsel selected by the Requisite Holders of such Registrable Securities, (f) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered to the extent the Company elects to obtain such insurance, (g) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered) and (h) fees and expenses of other Persons retained or employed by the Company.

               "Registration Statement" means a registration statement filed under the Securities Act pursuant to Section 2.1 hereof in accordance with
Section 2.3(a) hereof, including but not limited to a Shelf Registration Statement.

               "Requesting Holder" means each party providing a Notice of Demand to the Company pursuant to Section 2.1(a).

               "Requisite Holders" means any Holder or Holders of a majority in interest of the Registrable Securities included or to be included in a registration or other relevant action, as the case may be.

               "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act, and any successor provision thereto.

               "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

               "Shelf Period" has the meaning ascribed to such term in Section 2.1(d) hereof.

               "Shelf Registration Statement" means a Registration Statement filed under Rule 415 under the Securities Act.

               "Successor" means, with respect to any Person, a successor to such Person by merger, consolidation, liquidation or other similar transaction.

               "Suspension Notice" has the meaning ascribed to such term in
Section 2.3(h) hereof.

               "Suspension Period" has the meaning ascribed to it such term
Section 2.3(h) hereof.

               "Underwriter" has the meaning ascribed to such term in Section 2 of the Securities Act.

SECTION 2.     REGISTRATION UNDER THE SECURITIES ACT

          2.1  DEMAND REGISTRATION

               (a) DEMAND FOR REGISTRATION. As soon as practicable following the Company's receipt of a Notice of Demand from Holders holding at least 5,000,000 shares of the Registrable Securities (subject to appropriate adjustments in the case of stock splits), the Company shall prepare and file a Registration Statement covering the Registrable Securities that the Company has been requested to register (whether pursuant to the Notice of Demand or pursuant to notice provided under Section 2.1(c) hereof) and shall use Commercially Reasonable Efforts to cause the Registration Statement to become effective within one hundred eighty (180) days of its receipt of such Notice of Demand. The Holders are entitled to a maximum of two Demand Registrations under this
Section 2.1 during the term of this Agreement; provided, however, that the Holders may not make a second demand for registration until twelve (12) months after the date on which the Registration Statement filed pursuant to the first demand for registration shall have been declared effective; and provided further, however, that the Holders may not make a second demand for registration if the average daily trading volume of the Company's Common Stock on the securities exchange on which the Common Stock is then listed shall have been one hundred thousand (100,000) shares per day for any consecutive twenty (20) business day period preceding such second demand.

               (b) LIMITATIONS ON DEMAND REGISTRATION. In the event that the Requesting Holders determine for any reason (other than at the request or recommendation of the Company or the underwriter or due to the occurrence of a Material Adverse Change) not to proceed with a registration of Common Stock requested pursuant to this Section 2.1 at any time before the Registration Statement has been declared effective by the SEC, and such Registration Statement, if theretofore filed with the SEC, is withdrawn with respect to the Common Stock covered thereby, and such Holders reimburse the Company for all fees, costs and expenses in connection therewith, then the Holders shall not be deemed to have exercised their right to a Demand Registration pursuant to this
Section 2.1 with respect to such withdrawn Registration Statement. If the Holders determine not to proceed with such a registration upon the request or recommendation of the Company or the underwriter or due to the occurrence of a Material Adverse Change, the Holders will not be required to reimburse the Company for its fees, costs and expenses and the Holders shall not be deemed to have exercised their right to a Demand Registration pursuant to this Section 2.1 with respect to such registration.

               (c) NOTICE TO HOLDERS. Upon receipt of any Notice of Demand, the Company will give prompt notice (but in any event within fifteen (15) days after such receipt) to all Holders of Registrable Securities at the address provided to the Company in Schedule 1 or as otherwise furnished in writing to the Company for purposes of this Agreement (the "Registered Address") of the Notice of Demand and of the Holders' rights under this Section 2.1. Upon the written request of any such Holder made within twenty (20) days after the receipt by that Holder of the notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) the Company shall use Commercially Reasonable Efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered.

               (d) CONTINUOUS EFFECTIVENESS OF REGISTRATION STATEMENTS. Once a Registration Statement is effective pursuant to Section 2.1(a) hereof, the Company shall use Commercially Reasonable Efforts to cause such Registration Statement to remain continuously effective (i) in the case of a Registration Statement other than a Shelf Registration Statement, until the earlier of (x) the two (2) month anniversary of the date such Registration Statement is declared effective by the SEC and (y) the date on which all of the Registrable Securities covered by such Registration Statement have been sold; and (ii) in the case of a Shelf Registration Statement, until the earlier of (x) six (6) months following the date such Shelf Registration Statement is declared effective by the SEC and (y) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold, but in no event (in either case) prior to the expiration of the applicable period referred to in
Section 4(3) of the Securities Act and Rule 174 thereunder (such period being defined as the "Effective Period" with respect to any such Registration Statement other than a Shelf Registration Statement and as the "Shelf Period" with respect to any such Shelf Registration Statement); provided, however, that
(x) with respect to any Registration Statement the Company may suspend use of such Registration Statement at any time if the continued effectiveness thereof would require the Company to disclose a material financing, acquisition or other corporate transaction, which disclosure the Company shall have determined in good faith is not in the best interests of the Company and its stockholders (provided the Effective Period or Shelf Period, as the case may be, shall be extended by the number of days of any such suspension) and (y) with respect to any Registration Statement the Company may suspend use of any such Registration Statement during any period if each of the Company and the Requisite Holders of the Registrable Securities covered by such Registration Statement consents in writing to such suspension for such period.

               (e) PRIORITY IN DEMAND REGISTRATIONS. If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter of such underwritten offering advises the Company in writing (with a copy to each Participating Holder) of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within an acceptable price range, then the amount of securities to be sold in such offering shall be reduced in accordance with the advice of such managing underwriter. In the case of any such reduction, then the Company shall include in such Demand Registration that amount of Registrable Securities that the Company is so advised can be sold in (or during the time of) the offering, as follows: first, Registrable Securities of any Participating Holder that is an "underwriter" or and "affiliate" of the Company in an amount sufficient to include all the shares of Registrable Securities offered by such Participating Holder or an amount sufficient to reduce the amount of such Participating Holder's Registrable Securities held after the offering to a level that would cause such Participating Holder to no longer be an "underwriter" or an "affiliate" of the Company, whichever amount is less; second, such Registrable Securities requested to be included in such Registration Statement by any other Participating Holder, pro rata on the basis of the amount of such securities held by such other holder; and third, all other securities of the Company duly requested to be included in such Registration Statement.

          2.2  PIGGYBACK REGISTRATION

               (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form then in effect and other than pursuant to Section 2.1 hereof) in a form and in a manner that would permit registration of the Registrable Securities, whether or not for sale for its own account, it will give prompt (but in no event less than 30 days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Securities of the Company's intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within twenty (20) days after the receipt by that Holder of the notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company shall use Commercially Reasonable Efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of the equity securities, the Company may, at its election, give notice of that determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith as provided in Section 2.3(b) hereof), without prejudice, however, to the right of the Holders to request that such registration be effected as a Demand Registration in accordance with
Section 2.1 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities. No registration effected under this Section 2.2 will be deemed to have been effected pursuant to Section 2.1 hereof (except for any right to a Demand Registration which may be exercised pursuant to the last clause of subsection
(i) of the preceding sentence) or will relieve the Company of its obligation to effect a Demand Registration in accordance with Section 2.1. hereof.

               (b) PRIORITY IN PIGGYBACK REGISTRATIONS. If a registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter of such underwritten offering advises the Company in writing (with a copy to each Participating Holder) of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within an acceptable price range, then the Company will include in such registration that amount of securities which the Company is so advised can be sold in (or during the time of) the offering as follows: first, all securities proposed by the Company to be sold for its own account; second, Registrable Securities of any Participating Holder that has properly requested that its Registrable Securities be included in such registration and that is an "underwriter" or an "affiliate" of the Company in an amount sufficient to include all the Registrable Securities offered by such Participating Holder or an amount sufficient to reduce the amount of such Participating Holder's Registrable Securities held after the offering to a level that would cause such Participating Holder to no longer be an "underwriter" or an "affiliate" of the Company, whichever amount is less; third, such Registrable Securities requested to be included in such registration statement by any other Participating Holder, pro rata on the basis of the amount of such securities held by such other Participating Holder; and "fourth", all other securities of the Company duly requested to be included in such registration statement.

          2.3  REGISTRATION TERMS AND PROCEDURES

               (a)  REGISTRATION STATEMENT FORM.  Registrations under Section
2.1 hereof shall be on Form S-1 or Form S-3 (if use of such a form is then available to cover resales of the Registrable Securities) or such other appropriate form of the SEC as shall permit the sale, resale or other disposition of such Registrable Securities in accordance with the intended method or methods of disposition.

               (b) REGISTRATION EXPENSES. Subject to Section 2.3(f) hereof, the Company will pay all Registration Expenses incurred in connection with a registration to be effected (whether or not effected or deemed effected pursuant to subsection (c) below) pursuant to Sections 2.1 hereof or 2.2 hereof.

               (c) EFFECTIVENESS OF CERTAIN DEMAND REGISTRATIONS. A Demand Registration will not be deemed to have been effected under Section 2.1 hereof unless the Registration Statement with respect thereto has been declared effective by the SEC and, subject to Section 2.3(g)(ii) hereof, (i) in the case of a Registration Statement other than a Shelf Registration Statement, such Registration Statement remains effective until the earlier of (x) forty-five
(45) days of the date such Registration Statement is declared effective by the SEC and (y) the date on which all of the Registrable Securities covered by such Registration Statement have been sold; and (ii) in the case of a Shelf

Registration Statement, such Shelf Registration Statement remains effective until the earlier of six (6) months from its effective date (subject to extension as contemplated by Section 2.1(d) and the last sentence of Section 2.3(h)(ii) hereof) or the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold; provided, however, in either case, that if (x) after such registration statement has been declared effective, the marketing of Registrable Securities offered pursuant to such registration statement is materially disrupted or adversely affected as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (for reasons other than a misrepresentation or omission by any Requesting Holder or any Participating Holder) or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration have not been satisfied (for reasons other than a wrongful or bad faith act, omission or misrepresentation by any Requesting Holder or any Participating Holder), such registration statement will be deemed not to have become effective. If a registration pursuant to Section 2.1 hereof is deemed not to have been effected hereunder, then the Company shall continue to be obligated to effect the remaining number of unused Demand Registrations in accordance with Section 2.1 hereof.

               (d) SELECTION OF UNDERWRITER. If, in connection with a registration effected pursuant to Section 2.1 hereof, the Requisite Holders so elect, the offering of Registrable Securities pursuant to Section 2.1 hereof shall be in the form of an underwritten offering. If the Requisite Holders so elect, they shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

               (e)  LIMITATION ON SHELF REGISTRATION STATEMENTS.
Notwithstanding the provisions of Section 2.1 hereof, only those Participating Holders who are deemed to be "underwriters" or "affiliates" of the Company for purposes of the Securities Act shall be permitted to demand the registration of Registrable Securities pursuant to a Shelf Registration Statement.

               (f) WITHDRAWAL. Any Holder participating in a registration pursuant to this Agreement shall be permitted to withdraw all or part of its Registrable Securities from such registration at any time prior to the effective date of the registration statement covering such securities; provided that, in the event of a withdrawal from a registration effected pursuant to Section 2.1 hereof, such registration shall be deemed to have been effected for purposes of the first sentence of Section 2.1(b) hereof except as otherwise provided in
Section 2.1(b) hereof.

               (g) REGISTRATION PROCEDURES. In connection with the Company's obligations to register Registrable Securities pursuant to this Agreement, the Company will use Commercially Reasonable Efforts to effect such registration so as to permit the sale, resale or other disposition of any Registrable Securities included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                    (i) prepare and (as soon thereafter as practicable) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use Commercially Reasonable Efforts to cause such registration statement to become and remain effective in accordance with the terms of this Agreement, provided that as far in advance as practicable before filing such registration statement or any amendment, supplement or exhibit thereto (but, with respect to the filing of such registration statement, in no event later than seven (7) days prior to such filing), the Company will furnish to the Participating Holders or their counsel copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits, which shall be made available upon request by any Participating Holder), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make the corrections reasonably requested by such Holder, in writing, with respect to information relating to such Holder or the plan of distribution of the Registrable Securities prior to filing any such registration statement, amendment, supplement or exhibit;

                    (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith (A) as reasonably requested by any Participating Holder, in writing, to which such registration statement relates (but only to the extent such request relates to information with respect to such Holder) and (B) as may be necessary to keep such registration statement effective (x) during the Effective Period in the case of a Registration Statement other than a Shelf Registration Statement and (y) during the Shelf Period in the case of a Shelf Registration Statement, and comply with the provisions of the Securities Act with respect to the sale, resale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement;

                    (iii) furnish to each Holder covered by, and each underwriter or agent participating in the disposition of securities under, such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference, which exhibits and documents shall be furnished to any such Person upon request), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act relating to such Holder's Registrable Securities, in conformity with the requirements of the Securities Act, and such other documents as such Holder, underwriter or agent may reasonably request to facilitate the disposition of such Registrable Securities;

                    (iv) use Commercially Reasonable Efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under all applicable blue sky and other securities laws, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any jurisdiction;

                    (v) use Commercially Reasonable Efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities applicable to the Company as may be reasonably necessary to enable the seller or sellers thereof (or underwriter or agent, if any) to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement;

                    (vi) promptly notify each Participating Holder at its Registered Address and any underwriter or agent participating in the disposition of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                    (vii) otherwise use Commercially Reasonable Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen (15) months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder covered by such registration statement or any participating underwriter or agent a copy of any amendment or supplement to such registration statement or prospectus five
(5) calendar days (or such
shorter period as may be practicable under the circumstances) prior to the filing thereof with the SEC;

                    (viii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                    (ix) use Commercially Reasonable Efforts to, on or prior to the effective date of such registration statement, list the Registrable Securities covered by such registration statement on any securities exchange on which the Registrable Securities are then listed;

                    (x) cooperate with each Participating Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                    (xi) use Commercially Reasonable Efforts to prevent the issuance by the SEC or any other governmental agency or court of a stop order, injunction or other order suspending the effectiveness of such registration statement and, if such an order is issued, use Commercially Reasonable Efforts to cause such order to be lifted as promptly as practicable;

                    (xii) take such other actions as the Requisite Holders of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (xiii) promptly notify each Participating Holder and each underwriter or agent, if any:

                            (A)  when such registration statement or any
prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                            (B)  of any written comments from the SEC with
respect to any filing referred to in clause (A) and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

                            (C)  of the notification to the Company by the SEC
of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

                            (D)  of the receipt by the Company of any
notification with respect to the suspension of the qualification of any Registrable Securities for sale, resale or other disposition under the applicable securities or blue sky laws of any jurisdiction;

                    (xiv) cooperate with each Participating Holder and each underwriter or agent participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable law) representing securities sold under a registration statement hereunder, and enable such securities to be in such denominations and registered in such names as such seller, underwriter or agent may request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

                    (xv) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by a registration statement hereunder;

                    (xvi) incorporate in the registration statement or any amendment, supplement or post-effective amendment thereto such information as each Participating Holder, each underwriter or agent (if any) or their respective counsel may reasonably request, in writing, to be included therein with respect to any Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the offering of such Registrable Securities;

                    (xvii) during any period when a prospectus is required to be delivered under the Securities Act, make timely periodic filings with the SEC pursuant to and containing the information required by the Exchange Act (whether or not the Company is required to make such filings pursuant to such Act); and

                    (xviii) in connection with an underwritten offering, participate, to the extent reasonably requested by the Requisite Holders of the securities included in the offering or the managing underwriter for the offering, in customary efforts to sell the securities under the offering.

               (h)  AGREEMENTS OF CERTAIN HOLDERS

                    (i) Each Participating Holder shall furnish to the Company, in writing, such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

                    (ii) Each Participating Holder agrees, by acquisition of such Registrable Securities, that upon receipt of any notice (a "Suspension Notice") from the Company of the suspension of the use of a Shelf Registration Statement as contemplated by Section 2.1(d) (as limited pursuant to Section 2.3(e)) or of the happening of any event of the kind described in clause (vi) of
Section 2.3(g) hereof, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of
Section 2.3(g) hereof or of a notice that such Holder may resume dispositions of

Registrable Securities pursuant to the registration statement (the period from the date on which such Holder receives a Suspension Notice to the date on which such Holder receives copies of the supplemental or amended prospectus being herein called the "Suspension Period"). The Company shall take such actions as are necessary to end the Suspension Period as promptly as practicable. The applicable time period for effectiveness in Section 2.3(c) shall be extended by the number of days of a Suspension Period.

          2.4  UNDERWRITTEN OFFERINGS

               (a) UNDERWRITTEN OFFERINGS IN CONNECTION WITH A DEMAND REGISTRATION. If requested by the underwriters for any underwritten offering in connection with a registration pursuant to Section 2.1 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement (i) to be satisfactory in substance and form to the Company and to the Requisite Holders, and (ii) to contain such representations and warranties by the Company and the Participating Holders and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6 hereof. Each Investor (so long as it or any of its Affiliates holds Registrable Securities to be included in such registration) shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to its obligations thereunder.

               (b) UNDERWRITTEN OFFERINGS IN CONNECTION WITH PIGGYBACK REGISTRATIONS. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 2.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder and subject to Section 2.2(b) hereof, arrange for such underwriters to include Registrable Securities to be offered and sold by such Holder or Holders among the securities to be distributed by such underwriters. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, such agreement (i) to be satisfactory in substance and form to the Company and to the Requisite Holders, and (ii) to contain such representations and warranties by the Company and the Participating Holders and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6 hereof. The Requisite Holders of the Registrable Securities included in such offering may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders thereunder.

          2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give Participating Holders, their underwriters or agents, if any, and their respective counsel and accountants, reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6  INDEMNIFICATION

               (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Participating Holder, its directors, officers, shareholders, employees, investment advisers, agents and Affiliates, either direct or indirect (and each such Affiliate's directors, officers, shareholders, employees, investment advisers and agents), and each other Person, if any, who controls such Persons within the meaning of the Securities Act (each such Person, an "Indemnified Party"), from and against any losses, claims, damages, liabilities or expenses, joint or several (each a "Loss" and collectively, "Losses"), to which such Indemnified Party may become subject under the Securities Act or otherwise, to the extent that such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such Loss, action or proceeding; provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for inclusion therein; and provided, further, that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made

                    (i) in any such preliminary prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such Loss with a current copy of the final prospectus or summary prospectus contained therein and such Indemnified Party failed to deliver or cause to be delivered a copy of the final prospectus or summary prospectus contained therein to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same prior to the sale of Registrable Securities to the Person asserting such Loss and (B) the final prospectus or summary prospectus contained therein corrected such untrue statement or omission; or

                    (ii) in such final prospectus or summary prospectus contained therein, if such untrue statement or omission is corrected in an amendment or supplement to such final prospectus or summary prospectus contained therein and such amendment or supplement has been delivered to the Indemnified Party prior to the sale of Registrable Securities to the Person asserting such Loss and the Indemnified Party thereafter fails to deliver the final prospectus or summary prospectus contained therein as so amended or supplemented prior to or concurrently with such sale after the Company had furnished such Indemnified Party (in accordance with the notice provisions contained in Section 10 for Persons who are parties to this Agreement) with a sufficient number of copies of the same for delivery to purchasers of securities.

Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such Indemnified Party. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities hereunder, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Parties.

               (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Sections 2.1 or 2.2 hereof and as a condition to indemnifying such sellers pursuant to this Section 2.6, that the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder included in any such offering regarding its agreement to indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, each director, officer, employee and agent of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, from and against any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which securities of such Holder are registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder specifically for inclusion therein; provided, however, that such Participating Holder shall not be obligated to provide such indemnity to the extent that such Losses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement or to deliver timely any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such Participating Holder to the Company expressly for such purpose; and provided further, that the obligation to provide indemnification pursuant to this Section 2.6(b) shall be several, and not joint and several, among such indemnifying parties. Notwithstanding anything in this Section 2.6(b) to the contrary, in no event shall the liability of any Participating Holder under such indemnity be greater in amount than the amount of the proceeds received by such Participating Holder upon the sale of its Registrable Securities in the offering to which the Losses relate. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or participating or controlling Person and shall survive the transfer of such securities by such Participating Holder.

               (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in paragraph (a) or (b) of this Section 2.6, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.6, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate in and to assume the defense thereof (such assumption to constitute its acknowledgement of its agreement to indemnify the Indemnified Party with respect to such matters), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in such Indemnified Party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such Indemnified Party shall be entitled to separate counsel reasonably satisfactory to the indemnifying party at the expense of the indemnifying party; and provided, further, that, unless there exists a conflict of interest among indemnified parties, all indemnified parties in respect of such claim shall be entitled to only one counsel or firm of counsel for all such indemnified parties. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such Indemnified Party a conflict of interest exists between such Indemnified Party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel or firm of counsel for such indemnified parties. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Losses in respect of such claim or litigation or (ii) would impose injunctive relief on such Indemnified Party. No indemnifying party shall be subject to any Losses for any settlement made without its consent, which consent shall not be unreasonably withheld.

               (d) OTHER INDEMNIFICATION. The provisions of this Section 2.6 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

               (e) INDEMNIFICATION PAYMENTS. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

               (f) CONTRIBUTION. If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an Indemnified Party under paragraph (a) or (b) of this Section 2.6, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of any Loss (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.6(f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 2.6(f) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.     RULE 144

               (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder and will take such further action as any Holder may reasonably request, to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to that Holder a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Company, and such other reports or documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

               (b) If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the request of any Holder make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

SECTION 4.     TERM

               This Agreement shall enter into force on the date hereof and shall continue in full force and effect, subject to Section 16 hereof, until the third (3rd) anniversary of the date hereof.

SECTION 5.     AMENDMENTS AND WAIVERS

               This Agreement may be amended, supplemented or modified only by a writing (which makes reference to this Agreement) executed by the Company and Holders holding at least fifty percent (50%) of the Registrable Securities then held by all the Holders. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

SECTION 6.     ENTIRE AGREEMENT

               This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

SECTION 7.     NO THIRD-PARTY BENEFICIARY

               The terms and provisions of this Agreement are intended solely for the benefit of each party, their respective Successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Affiliate of any Investor, (ii) any transferee, direct or indirect, of any of the Registrable Securities held by any Investor or any of their respective Affiliates, or (iii) any other Person entitled to notice of the registration of Registrable Securities under Sections 2.1(c) or 2.2(a) hereof or to indemnity under Section 2.6 hereof.

SECTION 8.     INVALID PROVISIONS

               If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

SECTION 9.     NOMINEES FOR BENEFICIAL OWNERS

               In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of request or other action by any Holder or Holders pursuant to this Agreement or any determination of any amount of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. For purposes of this Agreement, "beneficial ownership" and "beneficial owner" refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

SECTION 10.    NOTICES

               All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally, (b) by facsimile transmission, (c) by Federal Express or other nationally recognized courier service or (d) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                    (i)     If to the Company, to:

                            _____________________
                            _____________________


                    (ii)   If to an Investor, to the Registered
               Address for that Investor.


          With respect to any other Holder of Registrable Securities entitled to receive notice, requests or other communications hereunder, such notices, requests and other communications shall be sent to the Registered Addresses and telecopy numbers provided to the Company and the other parties hereto by notice as herein provided and referencing this Agreement. All such notices, requests and other communications will (A) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (B) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (C) if delivered by courier service or by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10). Any Person from time to time may change its Registered Address, facsimile number or other information for the purpose of notices to that Person by giving notice in accordance with this
Section 10 specifying such change to each of the other parties executing this Agreement.


SECTION 11.    ASSIGNMENT

               This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective Successors and permitted assigns of Registrable Securities. Each Investor may assign any of its rights hereunder (in whole or in part) to one or more permitted transferees of Registrable Securities; provided, however, that any such permitted transferees of Registrable Securities agrees in writing, in form and substance satisfactory to the Company, to be bound by all of the terms and provisions hereof and to join this Agreement as a party hereto. Without limiting the foregoing, no such assignment shall be binding upon or obligate the Company to any such assignee unless and until (a) the Company has received notice of the assignment as herein provided, which notice (i) references this Agreement and (ii) sets forth the Registered Address of any assignee for the purpose of any notices hereunder.

SECTION 12.    DESCRIPTIVE HEADINGS; SECTION REFERENCES

               The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience of reference only and do not define or limit the provisions hereof or otherwise affect the meaning hereof. All references in this Agreement to sections are to sections of this agreement unless otherwise stated.

SECTION 13.    SPECIFIC PERFORMANCE

               The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

SECTION 14.    GOVERNING LAW

               This agreement shall be governed by and construed in accordance with the laws of the state of Delaware without reference to the conflicts of law principles thereof.

SECTION 15.    ATTORNEYS' FEES

               In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

SECTION 16.    TERMINATION OF CERTAIN RIGHTS

               The rights and obligations hereunder of each Investor will terminate with respect to such party at such time when neither it nor any of its respective Affiliates holds Registrable Securities, provided that the provisions of Section 2.3 hereof, the rights of any party hereto with respect to the breach of any provision hereof, and any obligation accrued as of the date of termination (including any obligation accrued under Section 2.6 hereof) shall survive termination of this Agreement.

SECTION 17.    NO INCONSISTENT AGREEMENTS

               The Company will not hereafter enter into, modify, amend or waive any agreement with respect to its securities if such agreement, modification, amendment or waiver would conflict with the rights granted pursuant to this Agreement to the Holders of Registrable Securities.


SECTION 18.    REQUISITE HOLDERS

               Each of the parties hereto agrees that the Company may, in connection with the taking of any action permitted to be taken hereunder with the consent or approval of the Requisite Holders of the Registrable Securities, rely in good faith on a certificate from any such holder or holders stating that it holds or is acting on behalf of a majority in interest of the Registrable Securities.

SECTION 19.    COUNTERPARTS

               This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MORRISON KNUDSEN CORPORATION


By: _______________________
Name: _____________________
Title: ____________________

                                  SCHEDULE 1

                                   INVESTORS
                                   ---------



               Name                                    Address
               ----                                    -------

               [Name]                                  [Address]



          By:___________________________
             Name:
             Title: